                                                                    EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                   )
                                         )    Chapter 11
HARNISCHFEGER INDUSTRIES, INC.,          )
et al.,                                  )    Case No. 99-2171 (PJW)
                                         )    (Jointly Administered)
                          Debtors.       )
_________________________________________)



        ORDER CONFIRMING THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
       THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND APPROVING
                        TECHNICAL MODIFICATIONS THEREOF


          The above-captioned debtors and debtors in possession (collectively, the "Debtors") having filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (as amended, the "Bankruptcy Code") on June 7, 1999 and June 28, 1999 (collectively, the "Petition Date");

          The Debtors having filed on January 12, 2001 the Third Amended Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code (the "Plan"); the Third Amended Disclosure Statement for Third Amended Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code dated as of December 22, 2000 (the "Disclosure Statement") and the Exhibit Book in Support of the Disclosure Statement and Plan dated as of December 22, 2000 (the "Exhibit Book");

          The Debtors having distributed the Plan and the Disclosure Statement to all holders of Impaired Claims/1/ against the Debtors, together with a solicitation of votes to accept or reject the Plan, beginning on or about January 5, 2001;

          The Debtors having filed the Shareholders' Disclosure Statement and Plan Summary Regarding the Debtors' Proposed Third Amended Plan of Reorganization dated as of December 29, 2000 (the "Shareholders Disclosure Statement");

          The Debtors having distributed the Shareholders Disclosure Statement to holders of the common stock of HII and creditors that filed claims premised on equity interests by January 5, 2001;

          The Debtors having filed on March 30, 2001, April 9, 2001 and April 26, 2001, their Motions for Order seeking Entry of an Order Approving Technical Modifications to the Third Amended Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code and Related Definitions (collectively, the "Modification Motion") and having attached the technical modifications to the motion or read such modifications into the record in open court (collectively, the "Technical Modifications");

________________________

    /1/
        Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan. The rules of interpretation set forth in Sections I(A) and II(B) of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order").

          The Declaration of Voting Agent Regarding Solicitation and Tabulation of Votes in Connection with Debtors' Third Amended Joint Plan of Reorganization certifying the Solicitation and Tabulation of the Ballots Received for the Debtors' Plan having been filed with this Court on March 27, 2001 (collectively, the "Voting Affidavits");

          This Court, having entered an order (the "Scheduling Order") setting March 5, 2001 at 2:00 p.m. prevailing Eastern Time as the date and time of a hearing pursuant to Rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and (S) 1126 and (S) 1128 of the Bankruptcy Code to consider Confirmation of the Plan (the "Confirmation Hearing"), which date was re-scheduled in open court to April 3, 2001 at 9:30 a.m. prevailing Eastern Time.

          The Debtors having filed and served the Plan Supplement - First and Notice of (A) Bar Date for Filing Claims Based on Rejected Contracts and (B) Date to Object to any proposed Cure Amount for Assumed Contracts on March 26, 2001;

          The Debtors having filed and served the Certain Exhibits in Support of Confirmation of Third Amended Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code on March 27, 2001;

          The Debtors having filed the Debtors' Response to Objections and Memorandum of Law in Support of Approval of the Plan on March 30, 2001 (the "Confirmation Memorandum");

          The Harnischfeger Creditors Committee having filed the Memorandum of Law in Support of Approval of the Committee Settlement Agreement as incorporated in the Debtors' Plan of Reorganization on March 30, 2001 (the "Harnischfeger Creditors Confirmation Memorandum of Law");

          The Beloit Committee having filed the Official Committee of Unsecured Creditors of Beloit Corporation's Memorandum of Law in Support of Confirmation of Debtors' Third Amended Plan of Reorganization on April 2, 2001 (the "Beloit Committee Memorandum of Law");

          The Debtors having filed the Response to the Equity Committee's Objection and the Debtors' Post-Trial Brief in Opposition to the Equity Committee's Objection to Confirmation of the Plan;

          This Court having reviewed the above-listed pleadings and all filed objections and responses to, and statements and comments regarding, confirmation;

          This Court having heard the statements of counsel in support of and in opposition to confirmation at the Confirmation Hearing;

          This Court having considered all testimony presented and evidence admitted by affidavits or otherwise, and the Debtors' exhibits in support of confirmation presented at the Confirmation

Hearing and any opposing exhibits;

          This Court having taken judicial notice of the papers and pleadings on file in the above-captioned Bankruptcy Cases; and

          It appearing to this Court that (a) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby, and (b) the legal and factual bases set forth in the Confirmation Memorandum and presented at the Confirmation Hearing establish just cause for the relief granted herein.

          This Order is divided into three parts: (I) Findings of Fact; (II) Conclusions of Law; and (III) the Order. In addition, attached as Exhibit I are the findings of fact and conclusions of law that relate to the Equity Committee Objection, which Exhibit I is incorporated herein by reference. This Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Orders and the Findings of Fact and Conclusions of Law listed in Exhibit I./2/

_____________________

    /2/
     This Confirmation Order constitutes this Court's findings of fact and conclusions of law under Fed.R.Civ.P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

                                      I.

                               FINDINGS OF FACT
                               ----------------

Jurisdiction And Venue
----------------------

          On the Petition Date, the Debtors commenced the Bankruptcy Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under (S) 109 of the Bankruptcy Code. Venue in the District of Delaware was proper as of the Petition Date and continues to be proper.


Compliance with the Requirements of Section 1129 of the Bankruptcy Code.
------------------------------------------------------------------------


          Section 1129(a) (1)

          The Plan complies with all applicable provisions of the Bankruptcy Code as required by (S) 1129(a) (1) of the Bankruptcy Code, including, without limitation, (S)(S) 1122 and 1123.

          The differential treatment of the IRB Claims complies with (S) 1123
(a) (4) of the Bankruptcy Code because the Holders of the IRB Claims consented to this treatment and are being treated less favorably than other unsecured creditors of Joy.

          Pursuant to (S) 1123(a) (5) of the Bankruptcy Code, the Plan provides adequate means for the Plan's implementation. The Debtors will have, immediately upon the effectiveness of the Plan, sufficient Cash and other assets available to make all payments required to be made on the Effective Date pursuant to the terms of the Plan.

          Section 1129(a) (2)

          The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by (S) 1129(a) (2) of the Bankruptcy Code, including, without limitation, (S)(S) 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019. The solicitation of acceptance or rejection of the Plan was (i) in compliance with all applicable non-bankruptcy laws, rules, and regulations governing the adequacy of disclosure in connection with such solicitation, and (ii) solicited after disclosure to holders of claims or interests of adequate information as defined in (S) 1125(a) of the Bankruptcy Code.

          The Debtors, their directors, officers, employees, agents, affiliates and Professionals (acting in such capacity) have acted in "good faith" within the meaning of (S) 1125(e) of the Bankruptcy Code.

          Section 1129 (a) (3)

          The Debtors proposed the Plan in good faith and not by any means forbidden by law. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Reorganizing Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources to conduct their business. With respect to the Liquidating Debtors, the Plan is designed to place their assets into a liquidating trust to be administered by a Plan Administrator appointed under the Plan to pay the holders of allowed claims against the Liquidating Debtors. The Plan itself, and the formulation process, which involved lengthy and extensive negotiations with the Debtors' various creditors constituencies, including the Harnischfeger Creditors Committee and the Beloit Committee provides independent evidence of the Debtors' good faith.

          Section 1129(a) (4)

          Pursuant to (S) 1129(a) (4) of the Bankruptcy Code, any payment made or promised by the Debtors or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Bankruptcy Cases, or in connection with the Plan and incident to the Bankruptcy Cases, has been, or will be before payment, disclosed to this Court. Pursuant to the Order (A) Approving the Debtors' Disclosure Statement; (B) Establishing a Record Date; (C) Establishing Procedures With Respect to Confirmation of the Plan; (D) Approving Solicitation Procedures; (E) Approving the Form of Ballot And Voting Procedures; and (F) Approving The Retention of Bankruptcy Management Corporation as Voting Agent for the Debtors entered by the Court on December 20, 2001 (the "Disclosure

Statement Order"), the Court authorized the Debtors to pay Sun Trust Bank f/k/a Sun Trust Bank, Central Florida, N.A. an amount not to exceed $4,0O0 in the aggregate to distribute the solicitation packages to certain holders of bonds. In addition, the Plan provides that HSBC Bank USA shall be paid an amount not to exceed $30,000 in the aggregate to make distributions to certain holders of bonds. Any such payment made before Confirmation is deemed reasonable. Any such payment to be fixed after Confirmation is subject to the approval of this Court as reasonable.

          Section 1129 (a) (5)

          Pursuant to (S) 1129(a) (5) of the Bankruptcy Code, the Debtors, in the Designation of Directors, disclosed the identity and affiliations of the proposed directors and officers of the New Debtors and the Liquidating Debtors other than Beloit. The Debtors also disclosed the identity and affiliation of the Plan Administrator. The appointment or continuance of the proposed directors, officers and the Plan Administrator is consistent with the interests of the Holders of Claims and Equity Interests and public policy.

          Section 1129(a) (6)

          The Debtors' current business does not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

          Section 1129(a) (7)

          With respect to each Impaired Class of Claims or Equity Interests of the Debtors, each Holder of a Claim or Equity Interest in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive or retain if the respective Debtor was liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

          Section 1129(a) (8)

          The following Classes are unimpaired pursuant to (S)(S) 1l26 and 1129
(a) (8) of the Bankruptcy Code and listed in Section III of the Plan:

----------------------------------------------------------------------------------------------------
 Description of Class                                                Class Designation
----------------------------------------------------------------------------------------------------
 Intercompany Claims against the Reorganizing Debtors                R5A, R5B, R5C, R5D, R5E, R5F,
                                                                     R5G, R5H, R5I, RFJ, R5N, R5O,
                                                                     R5P, R5Q, R5R, R5T, R5X, R5AA,
                                                                     R5BB, R5CC
----------------------------------------------------------------------------------------------------
 Equity Interests in the Reorganizing Debtors                        R6B, R6C, R6D, R6E, R6G, R6H,
                                                                     R61, R6J, R6K, R6L, R6M, R6N,
                                                                     R6O, R6P, R6Q, R6R, R6S, R6T,
                                                                     R6U, R6V, R6W, R6X, R6Y, R6AA,
                                                                     R6BB, R6CC
----------------------------------------------------------------------------------------------------

          As indicated in the Voting Affidavits,/3/ every impaired

_________________

     /3/

     Suntrust Bank, f/k/a Suntrust Bank, Central Florida, National Association as indenture trustee ("Suntrust") has no obligation, or responsibility to the Debtors in connection with (i) the solicitation of the beneficial holders of those class that was entitled to vote, and that actually did vote, voted in favor of the Plan. The following Classes voted in favor of the Plan:

--------------------------------------------------------------------------
 Description of Class                     Class Designation
--------------------------------------------------------------------------
 Unsecured Claims Against the             R3A, R3B, R3C, R3D, R3E, R3F,
 Reorganizing Debtors                     R3J, R3K, R4M, R4O, R3P, R3Q,
                                          R3R, R3T, R3V, R3BB, R3CC,
                                          F3DD, R3KK
--------------------------------------------------------------------------
 Unsecured Claims Against the             L3A, L3B, L3C, L3D, L3E, L3F,
 Liquidating Debtors                      L3G, L3H, L3I, L3J, L3K, L3L,
                                          L3M, L3N, L3O
--------------------------------------------------------------------------
 Convenience Class Claims Against the     R4A, R4B, R4C, R4D, R4F, R4K,
 Reorganizing Debtors                     R4R, R4T
--------------------------------------------------------------------------
 Convenience Class Claims                 L4A, L4J, L4L
 Against the Liquidating
 Debtors
--------------------------------------------------------------------------
 Equity Interests in the                  R6DD, R6EE, R6HH, REII, R6JJ,
 Reorganizing Debtors                     R6LL, R6MM, R6NN, R6OO, R6QQ
--------------------------------------------------------------------------
 Equity Interests in the                  L6B, L6C, L6D, L6E, L6F, L6G,
 Liquidating Debtors                      L6H, L6I, L6J, L6K, L6L, L6M,
                                          L6N, L6O
--------------------------------------------------------------------------

          As reflected in the Voting Affidavits, the following Classes were entitled to vote but did not vote to accept or reject the Plan:
___________________

     certain $58,726,523.54 Massachusetts Development Finance Agency Solid Waste Disposal Facility Revenue Bonds (Massachusetts Paper Company Project), 1998 Senior Lien Refunding Bonds (the "Bonds") issued pursuant to an Indenture of Trust, dated as of November 1, 1998, by and between the Massachusetts Development Finance Agency and Suntrust or (ii) completion and filing of the Master Ballots.

------------------------------------------------------------------------------
 Description of Class              Class Designation
------------------------------------------------------------------------------
 Unsecured Claims Against the      R3G, R3H, R3I, R3L, R3N, R3S,
 Reorganizing Debtors              R3U, R3W, R3X, R3Y, R3Z, R3AA,
                                   R3EE, R3EF, R3GG, R3HH, R3II,
                                   R3JJ, R3LL, R3MM, R3NN, R3PP,
                                   R3QQ
------------------------------------------------------------------------------

          Because the Plan provides that the Holders of Claims or Equity Interests in the following Classes will not receive or retain any property:

------------------------------------------------------------------------------
 Description of Class              Class Designation
------------------------------------------------------------------------------
 Intercompany Claims Against       R5K, R5S, R5U, R5Y, R5GG,
 the Reorganizing Debtors          R5JJ, R5KK
------------------------------------------------------------------------------
 Equity Interests in the           R6A, R6F, R6Z, R6FF, R6GG,
 Reorganizing Debtors              R6KK, R6PP
------------------------------------------------------------------------------
 Equity Interest in the            L6A
 Liquidating Debtors
------------------------------------------------------------------------------

(collectively, the "Deemed Rejecting Classes"), the Deemed Rejecting
Classes are deemed not to have accepted the Plan pursuant to (S) 1126(g) of the Bankruptcy Code. Notwithstanding the deemed rejection of the Plan by the Deemed Rejecting Classes, the Plan is confirmable because the Plan satisfies (S) 1129(b) (1) of the Bankruptcy Code with respect to those classes. The Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes. There is no Holder of a Claim or Equity Interest junior to the Deemed Rejecting Classes who will receive or retain any property under the Plan on account of such junior Claim or Equity Interest.

          Section 1129(a) (9)

          Section II(A) of the Plan provides for treatment of Administrative Claims, Priority Tax Claims and Claims entitled to priority pursuant to (S)(S) 507(a) (3)-(6) of the Bankruptcy Code in the manner required by (S) 1129(a) (9) of the Bankruptcy Code.

          Section 1129(a) (10)

          As required by (S) 1129(a) (10) of the Bankruptcy Code and as indicated in the Voting Affidavits, at least one Class of Claims or Equity Interests that is impaired under the Plan for each Debtor has accepted the Plan, excluding votes cast by insiders.

          Section 1129(a) (11)

          Confirmation of the Plan is not likely to be followed by the Liquidation, or the need for further financial reorganization, of the Debtors, the New Debtors, the Liquidating Debtors or any successor to the New Debtors or the Liquidating Debtors under the Plan, and the Plan complies with (S) 1129(a)
(11) of the Bankruptcy Code.

          Section 1129(a) (12)

          In accordance with (S) 1129(a) (12) of the Bankruptcy Code, Section XVI(A) of the Plan provides for the payment of all fees payable under 28 U.S.C.
(S) 1930 on or before the Effective Date. The Debtors, the New Debtors and the Liquidating Debtors have adequate means to pay all such fees.

          Section 1129(a) (13)

          Retiree health and life insurance benefits in effect as of the Effective Date shall continue unaffected by the bankruptcy, and the right to continuation of benefits of the participants and beneficiaries (or their representatives) shall be determined by the terms of the plans, applicable union agreements, and applicable non-bankruptcy law and subject to each New Debtor's right (if any) to amend and/or terminate such benefits in accordance with such terms as provided by applicable non-bankruptcy law.

Miscellaneous
-------------

          Satisfaction Of Conditions To Confirmation

          Except as otherwise provided herein, each condition precedent to the entry of this Confirmation Order, as set forth in Section XII (A) of the P1an, has been satisfied or waived in accordance with the Plan.

          Confirmation Exhibits

          All of the confirmation exhibits (the index for which is attached hereto as Exhibit A) introduced at the Confirmation Hearing and which have been properly received into evidence ("Confirmation Exhibits") are a part of the record before the Court.

          Retained Causes of Action

          While the Debtors have made a reasonable effort to identify known actual or potential Causes of Action that the

Debtors may pursue after the Effective Date, the Debtors have expressly reserved the right to pursue or defend Causes of Action not specifically or generally identified in the Disclosure Statement, the Plan or the Retained Actions Schedules.

          Committee Settlement Agreement

          The Committee Settlement Agreement (i) is in the best interests of the Debtors' estates; (ii) falls within the reasonable range of litigation possibilities and (iii) is not unfair.


                                      II


                              CONCLUSIONS OF LAW
                              ------------------

Jurisdiction And Venue
----------------------

          This Court has jurisdiction over this matter pursuant to 28 U.S.C.
(S)(S) 157(a) and 1334. This is a core proceeding pursuant to 28 U.S.C. (S) 157(b) (2). The Debtors were and are qualified to be debtors under (S) 109 of the Bankruptcy Code. Venue in the District of Delaware was proper as of the Petition Date and continues to be proper under 28 U.S.C. (S) 1408.

Exemptions From Taxation.
------------------------

          Pursuant to (S) 1146(c) of the Bankruptcy Code, under the Plan, (1) the issuance, distribution, transfer, or exchange of any debt, equity, security or other interest in the Debtors, the New Debtors or the Liquidating Debtors;
(2) the creation, modification, consolidation or recording of any mortgage, deed or trust, or other security interest, or the securing of additional indebtedness by such or other means (whether (a) in connection with the issuance and distribution of any debt, equity, security, or other interest in the Debtors, the New Debtors or the Liquidating Debtors or (b) otherwise in furtherance of, or in connection with, the Plan); (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in anyway related to the Plan, shall not be subject to any stamp tax or similar tax, and the appropriate state or local government official or agent is directed to forego the collection of any such tax and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax.

  Compliance With Section 1129 Of The Bankruptcy Code
  ---------------------------------------------------
          As set forth in above, the Plan complies in all respects with the applicable requirements of (S) 1129 of the Bankruptcy Code.

  Committee Settlement Agreement
  ------------------------------
          The Committee Settlement Agreement should be and hereby is approved under Rule 9019 of the Bankruptcy Rules.

  Agreements And Other Documents
  ------------------------------
          The Debtors have disclosed all material facts regarding;

(i) the adoption of the Restated Certificates of Incorporation, or similar constituent documents; (ii) the selection of directors and officers for the New Debtors; (iii) the selection of directors and officers for the Liquidating Debtors; (iv) the selection of the Plan Administrator; (v) the Exit Financing Facility; (vi) the distribution of Cash on the Effective Date; (vii) the issuance and distribution of the New HII Common Stock by New HII on the Initial Payment Date; (viii) the issuance and distribution of the HII Senior Notes by New HII on the Initial Payment Date; (ix) the adoption, execution and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the New Debtors or the Plan Administrator on behalf of the Liquidating Debtors; and (x) the adoption, execution and delivery of all contracts, leases, instruments, releases, indentures and other agreements related to any of the foregoing.

          Pursuant to (S) 303 of the Delaware General Corporation Law and any comparable provision of the business corporation laws of any other state, as applicable, no action of the directors or stockholders of the New Debtors and the Liquidating Debtors will be required to authorize them to engage in any of the activities set forth in the preceding sentence or as otherwise contemplated by the Plan or in furtherance thereof and such activities shall be, and hereby are, deemed to have occurred and be effective as provided in the Plan and such activities shall be, and hereby are, authorized and approved in all respects.

Exemption from Registration
---------------------------

               The issuance of all securities under the Plan and the HII Indenture, including, but not limited to the New HII Common Stock and the HII Senior Notes, are exempt from registration requirements pursuant to (S) 1145 of the Bankruptcy Code.

                                      III

                                     ORDER
                                     -----



Confirmation Of The Plan
------------------------

               The Plan, as modified, is confirmed in each and every respect pursuant to (S) 1129 of the Bankruptcy Code; provided, however, that if there
                                             --------  -------
is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All objections and responses to, and statements and comments regarding, the Plan, to the extent not already withdrawn, are overruled.

Effects Of Conformation
-----------------------

               Executory Contracts and Unexpired Leases

               No later than 30 days after the later of (i) the Effective Date or (ii) service of a notice of amendment to the Plan Supplement, claims arising out of the rejection of executory contracts or unexpired leases under Section IX of the Plan must be (a) filed with the Debtors' Claims Agent, Poorman-Douglas

Corporation, 10300 SW Allen Blvd., Beaverton, OR 97005-4833, Attn: Harnischfeger Industries, Inc. and (b) served on the Debtors' Voting Agent, Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245, Attn:
Harnischfeger Industries, Inc. If such claim is not timely filed and served, such claim shall be forever barred.

               Pursuant to the Plan and as disclosed in the Plan Supplement - First, which was served on all contract-counterparties on or about March 26, 2001, the cure amounts listed in the Plan Supplement- First shall be deemed full payment of the assuming Debtor's obligations under (S) 365(b) of the Bankruptcy Code unless, by April 30, 2001, the contract counterparty files a motion disputing (1) the amount of any cure payments, (2) the ability of the assuming Debtor or any proposed assignee to provide "adequate assurance of future performance" within the meaning of (S) 365 of the Bankruptcy Code or (3) any other matter pertaining to assumption.


         Injunctions and Stays Remain in Effect Until Effective Date

               Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Cases pursuant to (S)(S) 105 and 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. In all events, however, the Bankruptcy Court shall determine Allowance of all Claims unless either (i) the reference is withdrawn for a particular Claim, in which case the District Court for the District of Delaware shall determine Allowance of such particular claim or (ii) the stay is lifted for a particular claim, in which case a court of competent jurisdiction shall determine allowance of such particular Claim.

               In other words, the automatic stay shall remain in effect for prepetition claims until such claims are adjudicated by the Bankruptcy Court.
If a claim arises after the Effective Date, however, the automatic stay does not apply.


Matters Relating To Implementation Of The Plan for the Reorganizing Debtors
---------------------------------------------------------------------------

               Immediate Effectiveness; Successors And Assigns

               Immediately upon the entry of this Confirmation Order, the terms of the Reorganizing Debtors' Subplan shall be, and hereby are, deemed binding upon the Reorganizing Debtors, the New Debtors and all interested parties.

               Continued Corporate Existence; Vesting Of Assets

               Except as otherwise provided in the Plan, each Reorganizing Debtor shall continue to exist as a New Debtor after the Effective Date as a separate entity with all the powers of a corporation under the laws of the respective state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property in each Estate of the Reorganizing Debtors and any property acquired by each of the Reorganizing Debtors under the Plan shall vest in each respective New Debtor, free and clear of all liens, Claims, charges, or other encumbrances (except for liens, if any, granted to secure the Exit Financing Facility, or as otherwise provided in the Plan).

          On and after the Effective Date, each New Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Order.

          Issuance Of New Securities And Execution Of Documents

          On or as soon as reasonably practicable after the Effective Date, except as otherwise provided in the Plan, the New Debtors shall issue all securities, notes, instruments, certificates, warrants, and other documents to be issued in accordance with the Plan, including, but not limited to, the New HII Common Stock (to be issued by New HII), the HII Senior Notes (to be issued by New HII), each of which shall be distributed as referenced in the Plan. The New Debtors shall execute and deliver the HII Indenture, such other agreements, documents and instruments as are required to be executed in accordance with the terms of the Plan.

          Transactions Required by the Reorganizing Debtors' Subplans

          Any transaction required by the Reorganizing Debtors' Subplans shall be implemented in accordance with Section VI of the Plan and Schedule V(B) of the Exhibit Book.

          Corporate Governance, Corporate Action and Directors and Officers

          On or before the Effective Date, New HII shall cause a Restated Certificate of Incorporation to be filed with the Secretary of State for the State of Delaware. The Restated Certificate of Incorporation, together with any amendments thereto, shall provide for, among other things, the following: (a) the issuance of non-voting equity securities shall be prohibited in compliance with the requirements of (S) 1123 (a) (6) of the Bankruptcy Code, (b) the New HII Common Stock shall be authorized, (c) the issuance of blank check preferred stock by HII shall be authorized, and (d) indemnification of officers and directors after the Effective Date to the fullest extent permitted by Delaware law that is otherwise permitted by the Plan.

          On or before the Effective Date, Joy, P&H, and each of the other Note Group Debtors shall file restated certificates of incorporation or other charter documents that, together with any amendments thereto, shall provide, among other things, that the issuance of non-voting equity securities shall be prohibited, as required by
(S) 1123(a) (6) of the Bankruptcy Code, and that officers and directors shall be indemnified to the fullest extent permitted by the law of the jurisdictions of their formation to the extent otherwise permitted by the Plan.

          On or before the Effective Date, each Stock Group Debtor shall cause a restated certificate of incorporation or similar charter document to be filed with the secretary of state of the state of its formation. The restated charter document, together with any amendments thereto, shall provide, among other things, that (a) the issuance of non-voting equity securities shall be prohibited, as required by (S) 1123(a) (6) of the Bankruptcy Code, (b) to the extent that there are Allowed Class R3 Claims against a Stock Group Debtor, a new series of common stock shall be authorized as of the Effective Date and issued to Holders of such Allowed Class R3 Claims against such Stock Group Debtor, and all common stock issued by such Stock Group Debtor before the Effective Date shall be canceled as of the Effective Date; and (c) officers and directors, on and after the Effective Date, shall be indemnified to the fullest extent of the law of the jurisdictions of their formation to the extent otherwise permitted by the Plan.

          On the Effective Date, the adoption of Restated Certificates of Incorporation or similar constituent documents, the amendment of bylaws, the selection of directors and officers of any of the New Debtors, the adoption of the Stock Incentive Plan and all actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). The Stock Incentive Plan shall be deemed approved by security ho1ders. All matters provided for in the Plan involving the corporate structure of the Debtors or the New Debtors, and any corporate action required by the Debtors or the New Debtors in connection with the Plan, shall be, and hereby are, deemed to have occurred and shall be, and hereby are, in effect, without any requirement or further action by the security holders or directors of the Debtors or the New Debtors. On the Effective Date, the appropriate officers and directors of the New Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the New Debtors.

          As set forth above, the initial boards of directors will be as specified in Sections VI(A)(3) (for New HII), (B)(3) (for the Note Group Debtors) and (C)(3) (for the Stock Group Debtors) of the Plan and in the Designation of Directors. The classification and composition of the boards of directors shall be consistent with each New Debtor's Restated Certificate of Incorporation. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of each New Debtor's Restated Certificate of Incorporation, other constituent documents and the applicable state corporation law.

          Sources of Cash for Distribution under the Reorganizing Debtors' Subplans

          a. All Cash necessary for the New Debtors to make payments pursuant to the Reorganizing Debtors' Subplans shall be obtained from existing Cash balances, the operations of the Debtors or New Debtors, or post-confirmation borrowing under other available facilities of the Debtors or New Debtors, including, but not limited to, the Exit Financing Facility. The New Debtors may also make such payments using Cash received from their direct and indirect subsidiaries and affiliates through the New Debtors' consolidated cash management operated by New HII and from advances or dividends from such subsidiaries and affiliates in the ordinary course of business.

          b. The terms of the Exit Financing Facility, and all documents related thereto, are hereby approved substantially in the form contained in the Confirmation Exhibits.

          Distributions under the Reorganizing Debtors' Subplans

          The distribution provisions of Section X of the Plan shall be, and hereby are, approved. The New Debtors shall make all distributions required under the Reorganizing Debtors' Subplans.

          On the Distribution Record Date, the transfer register for any instrument, security, or other documentation canceled pursuant to Section XIV(F) of the Plan (including, but not limited to, the Common Stock of HII) shall be closed and there shall be no further changes in the record Holders of any such instrument, security, or documentation. No New Debtor is obligated to recognize the transfer of any such instrument, security, or other documentation occurring after the Distribution Record Date. Each New Debtor is entitled for all purposes to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

     Except as otherwise provided in the Plan or herein, the New Debtors may, pursuant to (S) 502(d) or (S) 553 of the Bankruptcy Code or applicable non-bankruptcy 1aw, offset against any Allowed Claims, and the distributions to be made pursuant to the Plan on account of such Claims (before any distribution is made on account of such Claim), the Claims, rights, and Causes of Action of any nature that the Debtors or New Debtors may hold against the Holders of such Allowed Claims; provided, however, that (i) the failure to effect such a setoff
                --------  -------
or the allowance of any Claim under the Plan shall not constitute a waiver or re1ease by the Debtors or New Debtors of any such Claims, rights, and Causes of Action that the Debtors or New Debtors may possess against such Ho1der, and (ii) the Debtors' or the New Debtors' failure to institute, or prosecute any Cause of Action referenced in (S) 502(d) of the Bankruptcy Code shall not constitute a waiver or release by the Debtors or New Debtors of any right of setoff.

          Exemptions from Taxation

          In accordance with (S) 1146(c) of the Bankruptcy Code, the making, delivering, filing or recording of leases and/or the various instruments and documents of transfer as specified in or contemplated by the Plan and/or the exhibits thereto are hereby exempt from taxation under any law imposing a stamp tax or similar tax.

          Post-Petition Contracts

          The New Debtors shall abide by the terms and conditions of any contract executed post-petition in the ordinary course of their respective businesses.


Matters relating to the implementation of the Plan for the Liquidating Debtors
------------------------------------------------------------------------------

          Immediate Effectiveness; Successors And Assigns

          Immediately upon the entry of this Confirmation Order, the terms of the Liquidating Debtors' Subplan shall be, and hereby are, deemed binding upon the Debtors, the Liquidating Debtors, the Plan Administrator and all interested parties.

          Corporate Authorization; Dissolution

          On the Effective Date, all of the capital stock of Beloit issued before the Effective Date will be deemed canceled and of no further force and effect and all Class L6A Equity Interests in Beloit will be deemed extinguished without further corporate action. Before the Effective Date, the Beloit board of directors will elect the Plan Administrator as the sole director of Beloit on and after the Effective Date, and on the Effective Date, each existing member of Beloit's board of directors will resign or be deemed to have been terminated. On the Effective Date, Beloit shall be deemed to transfer to the Liquidating Trust all of its right, title and interest in all of its assets. The capital stock or other ownership interests issued by each of Beloit's Debtor and non-Debtor subsidiaries will continue to be issued and outstanding in the same amounts and held by the same parties as immediately before the Effective Date.

          Plan Administrator

          As of the Effective Date, David J. Boland is appointed as the Plan Administrator pursuant to the Plan to serve in such capacity in accordance with the Plan and the Plan Administrator Agreement. Mr. Boland's compensation shall be as set forth in the Plan Administrator Agreement. Mr. Boland is authorized to contract with BDO Seidman, LLP with respect to his duties as Plan Administrator.

          Transactions Required by the Liquidating Debtors' Subplans

          Any transaction required by the Liquidating Debtors' Subplans shall be implemented in accordance with Section VII of the Plan.

          Sources of Cash for Distribution under the Liquidating Debtors'
          Subplans

          All Cash necessary for the Liquidating Debtors and the Liquidating Trust to make payments pursuant to the Liquidating Debtors' Subplans shall be obtained from existing Cash balances of the Liquidating Trust, liquidation of other assets of the Liquidating Debtors and Beloit Exit Financing. The terms of the Beloit Exit Financing, and all documents related thereto, are hereby approved substantially in the form contained in the Confirmation Exhibits.

          Distributions under the Liquidating Debtors' Subplans

          The distribution provisions of Section X of the Plan shall be, and hereby are, approved. The Plan Administrator shall make all distributions required under the Liquidating Debtors' Subplans. The Plan Administrator, as plan administrator on behalf of the Post-Confirmation Estate, will administer all Claims and make all distributions required under the Liquidating Debtors' Subplans to the extent not administered or satisfied by the Debtors.

          On the Distribution Record Date, the transfer register for any instrument, security, or other documentation canceled pursuant to Section XIV(F) of the Plan shall be closed and there shall be no further changes in the record Holders of any such instrument, security, or documentation. The Plan Administrator is not obligated to recognize the transfer of any such instrument, security, or other documentation occurring after the Distribution Record Date. The Plan Administrator is entitled for all purposes to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

          Except as otherwise provided in the Plan or herein, the Plan Administrator may, pursuant to (S) 502(d) or (S) 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Allowed Claims, and the distributions to be made pursuant to the Plan on account of such Claims (before any distribution is made on account of such Claim), the Claims, rights, and Causes of Action of any nature that the Debtors or the Liquidating Debtors may hold against the Holders of such Allowed Claims; provided, however, that (i) the
                                                 --------  -------
failure to effect such a setoff or the allowance of any Claim under the Plan shall not constitute a waiver or release by the Debtors or the Liquidating Debtors of any such Claims, rights, and Causes of Action that the Debtors or the Liquidating Debtors may possess against such Holder, and (ii) the Debtors' or the Liquidating Debtors' failure to institute, or prosecute any Cause of Action referenced in (S) 502(d) of the Bankruptcy Code shall not constitute a waiver or release by the Debtors or Liquidating Debtors of any right of setoff.

          Exemptions from Taxation

          In accordance with (S) 1146(c) of the Bankruptcy Code, the making, delivering, filing or recording of leases and/or the various instruments and documents of transfer as specified in or contemplated by the Liquidating Debtors' Subplans and/or the exhibits thereto are hereby exempt from taxation under any law imposing a stamp tax or similar tax.

            Cancellation of Notes, Instruments, Debentures, Common Stock and
            ----------------------------------------------------------------
            Stock Options
            -------------

                             Except as otherwise provided in the Plan or any
            contract, instrument, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made thereunder: (1) the promissory notes or other instruments evidencing any Claims shall be deemed canceled and (ii) all Equity Interests in HII and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Equity Interests shall be deemed canceled and of no further force and effect and (iii) if there is an Allowed Unsecured Claim against any Stock Group Debtor, then such Equity Interests in such Stock Group Debtor shall be deemed canceled and of no further effect without any further act or action under any applicable agreement, law, regulations, order or rule and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Equity Interests shall be discharged.

                             The Holders of or parties to such canceled notes,
            share certificates, and other agreements and instruments shall (i) have no rights arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan and (ii) shall return all such documents to the Debtors or the HII Indenture Trustee, as applicable, before their claim that derives from such claim is Allowed.

            Release, Injunctive and Related Provisions
            ------------------------------------------

                             Section XIV(D) of the Plan is hereby approved.

            Preservation of Rights of Action
            --------------------------------

                             The New Debtors on behalf of the Reorganizing
            Debtors and the Plan Administrator on behalf of the Liquidating Debtors retain all rights on behalf of the Reorganizing Debtors and Liquidating Debtors respectively to commence and pursue, as appropriate, any and all claims or Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors' Bankruptcy Cases. The failure to list any potential or existing claims or Causes of Action is not intended to limit the rights of the New Debtors or Plan Administrator to pursue any claims or Causes of Action not listed or identified.

                             Unless a claim or Cause of Action against a
            Creditor or other person or entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors retain such claim or Cause of Action for later adjudication

            (including, without limitation, claims and Causes of Action not specifically identified or which Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to Debtors at this time or facts or circumstances which may change or be different from those which Debtors now believe to exist). No preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors and their successor entities under the Plan retain the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

                    Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with (S) 1123(b) (3) of the Bankruptcy Code, any claims, rights, and Causes of Action that the respective Debtors, Estates, New Debtors, or Liquidating Debtors may hold against any person including, but not limited to, those Causes of Action listed in Section IX(I) of the Disclosure Statement, and the Schedules referenced therein, shall vest in the Reorganizing Debtors and Liquidating Debtors, and the applicable New Debtors and Liquidating Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such claims, rights or Causes of Action. The New Debtors and Liquidating Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

                    Delivery (by any means) of the Plan or Disclosure Statement to any person to whom Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property of Debtors, or who has transacted business with Debtors, or leased equipment or property from Debtors shall constitute actual notice that such obligation, transfer, or transaction may be reviewed by the New Debtors or the Plan Administrator subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such person has filed a proof of claim against Debtors in this Bankruptcy Case; (ii) such person's proof of claim has been objected to by the Estate;
            (iii) such person's Claim was
            included in Debtors' Schedules; (iv) such person's scheduled claim has been objected to by the Estate or has been identified by the Estate as disputed, contingent, or unliquidated; or (v) such action falls within the list, of Affirmative Causes of Action in Section IX(I) of the Disclosure Statement.

           Exculpation
           -----------
                    Section XIV(E) of the Plan is hereby approved.

           Injunction
           ----------

                    From and after the Effective Date, all Persons and Entities shall be and are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, Cause of Action or remedy released or to be released pursuant to
            Section XIII of the Plan.

            Retention of Jurisdiction
            -------------------------

                    Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Bankruptcy Cases after the Effective Date as legally permissible, including jurisdiction to:

                    a. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

                    b. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;

          c. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Section IX of the Plan to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

          d. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

          e. decide or reslove any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

          f. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

          g. decide or resolve any Causes of Action arising under the Bankruptcy Code, including, without limitation, Avoidance Actions and Claims under (S)(S) 362, 510, 542 and 543 of the Bankruptcy Code;

          h. reslove any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan, except if any Exhibit executed in connection herewith provides to the contrary;

          i. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

          j. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Section XIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

          k. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          l. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, except if any Exhibit provides to the contrary;

          m.   enter an order and/or final decree concluding the Bankruptcy
          Cases;

          n. hear and determine matters concerning state, local and federal taxes in accordance with (S)(S) 346, 505 and 1146 of the Bankruptcy Code; and

          o. consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including the Confirmation Order.

Payment of Statutory Fees
-------------------------

          On or prior to the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. (S) 1930.

Discharge of Reorganizing Debtors
----------------------------------

          Except as otherwise provided herein: (1) the rights afforded in the Plan and the treatment of all Claims (including Reorganizing Debtor Intercompany Claims) and Equity Interests in (a) HII, (b) Beloit, or (c) a Stock Group Debtor (if an Unsecured Claim is Allowed against such Stock Group Debtor) shall be in exchange for and in complete satisfaction, discharge and release of such Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Reorganizing Debtors, or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in (a) HII, or (b) Beloit, or (c) a Stock Group Debtor (if an Unsecured Claim is Allowed against such Stock Group Debtor) shall be satisfied, discharged and released in full and (3) all Persons and Entities shall be precluded from asserting against the Reorganizing Debtors, their sucessors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

          Pursuant to the Ohio EPA Stipulation, Joy shall not be discharged from its liability with respect to the New Philadelphia Ohio site described in
Section IV(J)(5)(c) of the Disclosure Statement. If the Breslube-Penn Stipulation is approved by this court in a separate Court order, then Joy shall not be discharged from its liability, if any, with respect to the Breslube-Penn Site as described in Section IV(J)(5)(f) of the Disclosure Statement.

          The Plan does not discharge the Liquidating Debtors, in accord with
(S) 1141(d)(3)(A) of the Bankruptcy Code; provided, however, that payment or
                                          --------  --------
reimbursement from the EPA Holdback shall be the sole remedy available to the U.S. Environmental Protection

Agency, the Illinois Environmental Protection Agency, and any other similar environmental agencies against the Liquidating Debtors. Notwithstanding
(S) 1141(d)(3)(A) of the Bankruptcy Code, the Liquidating Debtors will be discharged of Allowed Insured Claims to the extent of the Over-SIR Amount.

Post-Confirmation Notices And Reports
-------------------------------------

          a. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors are directed to serve, no later than 10 days after the Effective Date, a notice substantially in the form annexed hereto as Exhibit B regarding: (i) entry of this Confirmation Order, (ii) the Effective Date, and (iii) Anticipated
Initial Payment Date on (a) all parties that received a solicitation package. The notice attached hereto as Exhibit B is hereby approved.

          b. No further notice of the entry of this Confirmation Order shall be required.

Fee Applications
----------------

          All applications by professionals for compensation or reimbursement of expenses pursuant to (S) 330 of the Bankruptcy Code shall be filed with this Court within sixty (60) days after the Effective Date in accordance with the procedures set forth in the Interim Compensation Order, as amended on December 28, 2000.

          The Debtor shall mail to all professionals retained by the Debtors or any Committee pursuant to (S) 327 of the Bankruptcy Code a copy of this Order within ten business days from the date of this order.

          No applications will be filed for compensation and reimbursement by professional persons for services rendered for expenses incurred on or after the Effective Date, and such compensation and reimbursement may be paid by the New Debtors in accordance with ordinary business practices and without order of the Court.

Expunged Claims
---------------

          Proof of Claim No. 9344 filed by Banque Nationale de Paris shall be expunged on the Effective Date.

          Proof of Claim No. 6710 filed by National Westminster Bank PLC shall be expunged in its entirety on the Effective Date pursuant to the terms of the Stipulation and Order Regarding Claims of National Westminster Bank PLC that was filed with the Court on April 2, 2001 (Docket No. 9630). This Order shall be deemed to be consistent with such Stipulation and Order in all respects.

          Proof of Claim No. 7324 filed by Barclays Bank PLC shall be expunged in its entirety on the Effective Date pursuant to the terms of the Stipulation and Order Regarding Claims of Barclays Bank PLC that was filed with the Court on April 2, 2001 (Docket No. 9577). This Order shall be deemed consistent with such Stipulation and Order in all respects.

          Notwithstanding anything contained herein to the contrary, HII will have a prepetition unsecured claim against

Be1oit pursuant to Schedule I of the Committee Settlement Agreement. As of April 12, 2001 such prepetition claim is $38,133,300.87 and shall be Allowed in that amount. Notwithstanding the foregoing, HII retains the right to assert additional prepetition claims under Schedule I to the Committee Settlement Agreement if additional claims arise after April 12, 2001.

          Notwithstanding any provision in the Plan, New Ecolaire Export FSC, Inc. shall reinstate its obligation to New Joy, which obligation is approximately $14,000.00.

Technical Modifications
-----------------------

          Pursuant to (S) 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019, the Technical Modifications shall be, and hereby are, approved and incorporated into the Plan for all purposes.

Captions
--------

          On the Effective Date, the Reorganizing Debtors shall change the caption on all papers, documents or other materials with respect to the cases to the caption substantially in the form of Exhibit C attached hereto.

          On the Effective Date, the Liquidating Debtors shall change the caption on all papers, documents or other materials with respect to the cases of the Liquidating Debtors to the caption substantially in the form attached hereto as Exhibit D.

                                                                              42
Payments to Be Made as Soon as Practicable
------------------------------------------

          For all payments to be made under the Plan, the date such payments are made will be the date that it is as soon as practicable after the specified herein.

Certain Workers' Compensation Claims
------------------------------------

          The terms of the Stipulation and Order Regarding Certain Proofs of Claim between the Debtors and the Ohio Bureau of Workers Compensation entered on February 21, 2001 are incorporated herein by reference and are binding on the Debtors after the entry of this Order.

De1ivery of Distributions to Joy Bondholders
--------------------------------------------

          New Joy shall make payments on account of the IRB Claims pursuant to the terms of (i) Indenture of Trust between County of Cuyahoga, Ohio (Series
1992) and Wells Fargo Bank Minnesota, National Association, as successor in interest to Chase Manhattan Trust Company, N.A., as Indenture Trustee, dated as of May 1, 1992 (the "Cuyahoga Indenture") and (ii) Indenture of Trust between Mesa County, Colorado (Series 1992) and Wells Fargo Bank Minnesota, National Association, as successor in interest to Chase Manhattan Trust Company, N.A., as Indenture Trustee, dated as of June 1, 1992 and certain other prepetition documents agreed to between New Joy and the Joy Indenture Trustee (as such term is hereinafter defined) (the Cuyahoga Indenture, the Mesa Indenture and such other prepetition documents shall be collectively referred to herein as the "Joy Indentures") except as may be modified by the IRB Reinstatement Treatment. Notwithstanding the foregoing, interest on payments on account of the IRB Claims shall be calculated through the Effective Date at an annual rate of
(i) 8.75% under the Cuyahoga Indenture or (ii) 8.50% under the Mesa Indenture.

          Wells Fargo Bank Minnesota, National Association, as successor in interest to Mellon Bank, N.A., and Chase Manhattan Trust Company, N.A. and its successor and assigns is and shall be the indenture trustee under the Joy Indentures (the "Joy Indenture Trustee"). New Joy will make distributions to the Joy Indenture trustee. The Joy Indenture Trustee is authorized to set a unique distribution record date solely to identify the holders of the IRB Claims entitled to receive distributions from the Joy Indenture Trustee under the Joy Indentures and the IRB Reinstatement Treatment (the "Joy Record Date"). The Joy Indenture Trustee (1) shall be entitled to recognize only the holders on the Joy Indenture Trustee's books and records as of the close of business on the Joy Record Date and (2) may disregard all transfers after the Joy Record Date.

          Pursuant to the Plan, as of the Effective Date, the Joy Indentures will be reinstated in accordance with the IRB Reinstatement Treatment. As part of this reinstatement, on the Initial Payment Date, New Joy as obligor and successor to Joy Technologies Inc. will pay (i) $1,959.72 per diem for interest outstanding from and including March 15, 1999, through but not including the Effective Date under the Mesa Indenture; (ii) $1,045.14 per diem for interest outstanding from and including March 15, 1999, through but not including the Effective Date under the Cuyahoga Indenture; (iii) principal that came due and remains unpaid under the Mesa Indenture; (iv) principal that came due and remains unpaid under the Cuyahoga Indenture; and (v) the fees, costs and expenses of the Joy Indenture Trustee that accrued before the Effective Date pursuant to the Joy Indentures in an amount to be determined by a court of competent jurisdiction or as otherwise agreed to by the parties. The foregoing payments shall be in full satisfaction of Joy's payment obligations outstanding and payable before the Effective Date. The Joy Indentures, as modified by the IRB Reinstatement Treatment, are hereby reinstated with no need for further amendment, and New Joy is and shall be obligated thereunder. All legal, contractual and equitable rights of the holders of the IRB Claims and the Joy Indenture Trustee shall survive and continue with only such modifications as are explicitly set forth in the definition of the "IRB Reinstatement Treatment" under the Plan (notwithstanding any inconsistent treatment under the terms of any postpetition financing arranged by HII or its affiliates under the Plan).

          Claim No. # 1014 filed by Norwest Bank Minnesota, National Association will not receive the treatment that other

Class R3B Claims will receive under the Plan. Instead, consistent with the terms of the Plan, Claim No. # 1014 will receive the IRB Reinstatement Treatment and will be deemed to be in the amount of $0.00 (other than the IRB Reinstatement Treatment) in Joy's claim register.

Delivery of Distributions to Beloit Corporation Bondholders and Distribution
----------------------------------------------------------------------------
Record Date; Payments to be Made to the Beloit Corporation Indenture Trustee;
-----------------------------------------------------------------------------
Termination of Beloit Corporation Indentures
--------------------------------------------

          Delivery and Distribution Record Date

          All payments with respect to those (i) Industrial Development Revenue Refunding Bonds, totaling $3,500,000 in principal, issued under the Beloit Corporation Indentures (as such term is defined herein) listed below dated in 1991; (ii) Industrial Development Revenue Refunding Bonds, totaling $5,310,000 in principal, issued under the Beloit Corporation Indentures listed below dated in 1993; and (iii) Industrial Development Revenue Refunding Bonds, totaling $5,610,000 in principal, issued under the Beloit Corporation Indentures listed below dated in 1994 (all of the foregoing bonds issued pursuant to the Beloit Corporation Indentures referred to herein as the "Beloit Corporation Bonds"), issued pursuant to the following Beloit Corporation Indentures: (A) that certain Indenture of Trust between Aiken County, South Carolina (Series 1993) and Wells Fargo Bank Minnesota, National Association, as successor in interest to The First National Bank of Chicago, as Indenture Trustee (the "Beloit Corporation Indenture Trustee") dated as of December 1, 1993; (B) that certain Indenture of Trust between City of Neenah, Wisconsin (Series 1993) and the Beloit Corporation Indenture Trustee, dated as of December 1, 1993; (C) that certain Indenture of Trust between the Industrial Development Corporation of the Port of Seattle (Series 1994) and the Beloit Corporation Indenture Trustee, dated as of December 1, 1993; (D) that certain Indenture of Trust between Massachusetts Industrial Finance Agency (Series 1991A) and the Beloit Corporation Indenture Trustee, dated as of December 1, 1993; (E) that certain Indenture of Trust between Aiken County, South Carolina (Series 1991) and the Beloit Corporation Indenture Trustee, dated as of December 1, 1993; and (F) that certain Indenture of Trust between the City of Beloit, Wisconsin (Series 1991) and the Beloit Corporation Indenture Trustee (all of the following instruments listed in subparagraphs (A) through (F) collectively referred to herein as the "Beloit Corporation Indentures") to the holders thereof (the "Beloit Corporation Bondholders") shall only be made to the Beloit Corporation Bondholders after the surrender by the Beloit Corporation Bondholders of the Beloit Corporation Bonds or if any Beloit Corporation Bonds are stolen, mutilated or destroyed, delivery of evidence satisfactory to the Beloit Corporation Indenture Trustee of the loss, theft, mutilation or destruction of the Beloit Corporation Bonds or, in the Beloit Corporation

         Indenture Trustee's sole and absolute discretion, an affidavit of a Beloit Corporation Bondholder in accordance with Article 8 of the Uniform Commercial Code, or a surety bond, the amount and form of which shall be satisfactory to the Beloit Corporation Indenture Trustee and the Plan Administrator, from a surety company satisfactory to the Beloit Corporation Indenture Trustee and the Plan Administrator. Upon surrender of such certificates, the Beloit Corporation Indenture Trustee shall cancel the Beloit Corporation Bonds and deliver the canceled Beloit Corporation Bonds to the Plan Administrator or otherwise dispose of the same as the Plan Administrator may reasonably request. As soon as practicable after (a) surrender of the Beloit Corporation Bonds evidencing the Beloit Corporation Bondholders' claims or (b) delivery of the affidavit or Beloit Corporation Bonds, the Beloit Corporation Indenture Trustee shall distribute pro rata to the Beloit Corporation Bondholders in accordance with the respective rights of the Beloit Corporation Indenture Trustee and the Beloit Corporation Bondholders under the terms of the Beloit Corporation Indentures. If the Beloit Corporation Bondholders have not complied with the provisions hereof by the first anniversary of the date the Plan Administrator makes the first payment to the Beloit Corporation Indenture Trustee (the "Trustee Pay Date"), the Beloit Corporation Bondholders shall be deemed to have no further Claim against the Debtors, the Debtors' estates, the Plan Administrator or the Beloit Corporation

         Indenture Trustee. As soon as practicable after the first anniversary of the Trustee Pay Date, the Beloit Corporation Indenture Trustee shall deliver to the Plan Administrator the distributions that the Beloit Corporation Bondholders would have received had the Beloit Corporation Bondholders surrendered the Beloit Corporation Bonds evidencing such claim to the Debtors, and, upon such delivery, the Beloit Corporation Indenture Trustee shall have no further responsibility with respect to such non-delivering or non-surrendering Beloit Corporation Bondholders under the Beloit Corporation Indentures or the provisions of the Plan.

                            The Distribution Record Date is deemed the record date for identification of Beloit Corporation Bondholders entitled to receive distributions under the Plan. The Debtors, their agents and servicers and the Beloit Corporation Indenture Trustee shall have no obligation to recognize any transfer of any Beloit Corporation Bonds occurring after the Distribution Record Date. In making any distribution with respect to any Claim, the Debtors, the Plan Administrator, their agents and servicers, and the Beloit Corporation Indenture Trustee shall be entitled instead to recognize and deal for or all purposes hereunder only with the entity who is listed on the Beloit Corporation Indenture Trustee's books and records as of the close of business on the Distribution Record Date.

                            Beloit Corporation Indenture Trustee Fees

                            The payments and distributions under the Plan to Beloit Corporation Bondholders under the Beloit Corporation Indentures shall be made to the Beloit Corporation Indenture Trustee, subject to any rights or claims of the Beloit Corporation Indenture Trustee (such as claims for reasonable compensation and reimbursement of expenses, disbursements and advances including the reasonable compensation and expenses and disbursements of its agents and counsel) under the Beloit Corporation Indentures, and the Beloit Corporation Indenture Trustee shall transmit such payments and distribution to the Beloit Corporation Bondholders. The reasonable fees and expenses, including legal fees and expenses, of the Beloit Corporation Indenture Trustee for making distributions, if any, under the Plan, or for performing other services required by the Plan in connection with the bankruptcy case shall be paid by the trust estates (and not the Liquidating Trust) administered by the Beloit Corporation Indenture Trustee which are subject to the Beloit Corporation Indenture Trustee's charging lien, without further order of the Bankruptcy Court, to the extent provided for in the Beloit Corporation Indentures.

                            Termination of Beloit Indentures and Discharge of Beloit Corporation Indenture Trustee

                            The Beloit Corporation Indentures and the Beloit Corporation Bonds issued thereunder shall terminate as of the Effective Date pursuant to (S) 1123 (a) (5) (F) of the Bankruptcy Code, except as necessary to administer the rights, claims, 1iens, and interests of the Beloit Corporation Indenture Trustee and Beloit Corporation Bondholders (including, to preserve and pursue any claims, rights, charging liens or interests of the Beloit Corporation Indenture Trustee under the Beloit Corporation Indentures) and except that the Beloit Corporation Indentures shall continue in effect to the extent necessary to allow the Beloit Corporation Indenture Trustee to receive distributions pursuant to the Plan and make distributions under the Beloit Corporation Indentures on account of Allowed Claims based upon the Beloit Corporation Indentures. The Beloit Corporation Indenture Trustee will close the transfer record as of the Distribution Record Date. The Beloit Corporation Indenture Trustee shall have no further obligation under the Beloit Corporation Indentures and shall be relieved of all obligations under the Beloit Corporation Indentures relating to the Beloit Corporation Bonds, except with respect to the payments required to be made to the Beloit Corporation Bondholders. Without further action or order of the Bankruptcy Court, the charging liens of the Beloit Corporation Indenture Trustee shall attach to any property distributable to Beloit Corporation Bondholders under this Plan with the same priority, validity, and effect that such liens had on property distributable under the Beloit Corporation Indentures. After the performance by the Beloit Corporation Indenture Trustee (or its agents) of its obligations pursuant to the Plan and the Confirmation Order, the Beloit Corporation Indenture Trustee (and its agents) shall be relieved of all obligations related to the Beloit Corporation Indentures.

Payment of Certain Fees and Expenses Related to the Exit Financing Facility
---------------------------------------------------------------------------

          Notwithstanding the terms of the Order Approving Motion for Entry of an Order Pursuant to 11 U.S.C. (S)(S) 105 and 363 Authorizing Debtors to Pay Certain Fees Under the Exit Financing Commitment Letter With Deutsche Banc Alex Brown, Inc. and Bankers Trust Company entered on April 17, 2001, the fees and expenses payable by the Liquidating Debtors in connection with the Beloit Exit Financing shall be paid by the Liquidating Debtors.

Distribution Record Date
------------------------

          Except as otherwise agreed by the Debtors in writing, April 13, 2001 is the Distribution Record Date.


IT IS SO ORDERED.

Wilmington, Delaware
Dated: May 18, 2001
       -------------

                                                  /s/ Peter J. Walsh
                                                  ------------------------------
                                                  United States Bankruptcy Judge

                                   EXHIBIT I

                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE


In re:                           )
                                 ) Chapter 11
HARNISCHFEGER INDUSTRIES, INC.,  )
et al.,                          ) Case No. 99-2171 (PJW)
                                 ) (Jointly Administered)
               Debtors.          )
________________________________ )


                                   EXHIBIT I
                                   ---------

                COURT'S FINDINGS OF FACT AND CONCLUSIONS OF LAW
                    RELATING TO EQUITY COMMITTEE OBJECTION


Introduction
------------

          Harnischfeger Industries, Inc. ("HII") is the parent of a group of separate global mining equipment businesses (collectively, the "Debtors") that design, manufacture, market and distribute mining equipment and machinery, and provide a wide range of after-market services, including the sale of spare parts. HII's two primary subsidiaries, Harnischfeger Corporation ("P&H") and Joy Technologies Inc. ("Joy") directly and indirectly own most of HII's other subsidiaries.

          The Debtors seek confirmation of their Plan of Reorganization (the "Plan") and hearings thereon were held on April 3, 10 and 11, 2001. The Plan proposes to issue new stock in reorganized HII to HII creditors. It proposes cancellation of all existing HII shares such that creditors will have 100% ownership of reorganized HII.

          The Official Committee of Equity Security Holders ("Equity Committee") objects to Plan confirmation. It argues the Plan violates a fair and equitable requirement of Bankruptcy Code (S) 1129(b)/1/ because it pays HII creditors more than 100% of their claims while extinguishing the rights of dissenting shareholders. At issue, then, is the enterprise valuation of reorganized HII.

          This is the Court's findings of fact and conclusions of law following the two day evidentiary hearing on the Equity Committee's objection to confirmation of the Plan. The matter is a core proceeding over which this Court has jurisdiction pursuant to 28 U.S.C. (S)(S) 157 and 1334. For the reasons set forth below, I will overrule the Equity Committee's objection to confirmation.

          The Equity Committee's objection is directed solely to the valuation of the Joy portion of HII's business. Joy manufactures and services underground mining equipment. P&H manufactures and services surface mining equipment. The Equity Committee does not challenge the valuation of P&H. (Tr. 574:17 - 575:16).

          Several factors precipitated the Debtors' bankruptcy filing in June 1999. Although HII reported record revenues for fiscal year 1997, covering November 1996 through October 1997, its

-----------------
     1
     All references to "(S)____" herein are to the United States Bankruptcy Code, 11 U.S.C. (S) 101 et seq.
                             -------
revenues for fiscal year 1998 dropped dramatically primarily because of the Asian financial crisis in late 1997. (Tr. 35:16 - 36:15). The Asian crisis caused a global restructuring of the mining industry and further consolidated Joy's customer base. This resulted in substantially reduced business opportunities for Joy, particularly for its original equipment sales. (Tr. 38:1. - 38:17, 56:2 - 59:5; Debtors' Exh. 8(b) - 8(f)).

     During the same period, deflated pulp and paper prices across the Pacific Rim significantly reduced spending by pulp and paper producers worldwide. (Tr. 35:16 - 35:23, 37:9 - 37:22). Compounding this challenge, HII's then-third major subsidiary, Beloit Corporation, built four large paper-making machines at a contract price of about $600 million while incurring a $150 million cost overrun. The customer refused to accept two of the largely finished machines. (Tr. 36:1 - 36:7). Consequently, by late 1998 HII faced a severe liquidity crisis and was unable to obtain the financing necessary to avoid bankruptcy. (Tr. 36:12 - 36:15). The Debtors' Plan contemplates the liquidation of Beloit Corporation. The issue addressed herein relates only to the enterprise value of the Reorganizing Debtors, i.e., excluding Beloit Corporation and its subsidiaries.

     The following witnesses testified at trial:

     (1). John Nils Hanson ("Hanson") for Debtors. Hanson is the Chairman, President and Chief Executive Officer of

Harnischfeger. (Hanson, Tr. 27:04 - 27:07). He has an undergraduate degree and masters degree in chemical engineering from the Massachusetts Institute of Technology in addition to a Ph.D. in nuclear science and engineering from Carnegie Mellon University. (Hanson, Tr. 27:12 - 28:9). Hanson has over fifteen years experience in restructuring distressed and troubled companies. (Hanson, Tr. 33:22 - 34:2). He joined Joy in 1990 and became Chief Operating Officer of Harnischfeger at the end of 1994 after the two companies merged. (Hanson, Tr. 33:13, 34:5 - 34:15). He became CEO of Harnischfeger in May 1999 shortly before it filed for chapter 11 relief. (Hanson, Tr. 34:13 - 34:21).

     (2). Mark T. Morey ("Morey") for Debtors. Morey is a principal of the coal consulting practice at Resource Data International ("RDI"). (Morey, Tr. 147:10 - 147:17). RDI provides consulting services to the energy industry. Morey consults for companies involved in the production, transportation, service and consumption of coal. (Morey, Tr. 147:13 - 148:2). He has been involved with the coal industry for over twenty years. (Morey, Tr. 149:7 - 149:9). Prior to his engagement at RDI, Morey was employed at some of the nation's largest coal producers, including a position as Senior Coordinator of Strategic Studies at CONSOL Energy/2/ and Vice President of Marketing and Development at

______________________
/2/ CONSOL Energy was formerly known as Consolidation Coal Company. (Morey, Tr. 150:9).

AMVEST Corporation. (Morey, Tr. 150:9 - 150:24).

     (3). Timothy R. Coleman ("Coleman") for Debtors. Coleman is a senior partner in the restructuring department at the Blackstone Group, L.P. ("Blackstone"). (Coleman, Tr. 230:1 - 230:24). Blackstone is a financial advisory firm and has provided services in over 110 restructuring transactions representing over $140 billion in debt. (Coleman, Tr. 231:1 - 231:5). Coleman has over fifteen years experience in restructuring and corporate finance. (Coleman, Tr. 236:1 - 236:3). He has a bachelor of arts and an MBA from the University of Southern California. (Coleman, Tr. 236:6 - 236:9). HII retained Blackstone and Coleman in the fall of 1999 to assist in the development and critique of a business plan, business forecast, valuation, debt capacity analysis and development of a chapter 11 reorganization plan. (Coleman, Tr. 236:21, 237:1 - 237:24).

     (4). David R. Hilty ("Hilty") for the Official Committee of Unsecured Creditors for the Debtors Other than Beloit ("Creditors' Committee") which supports the Plan. Hilty is a director of the investment banking firm of Houlihan, Lokey, Howard & Zukin ("Houlihan Lokey"). (Hilty, Tr. 351:18 - 351:20). Houlihan Lokey has one of the largest restructuring groups in the country. (Hilty, Tr. 352:9 - 352:13). Hilty has a bachelor of science in finance from the University of Virginia and has worked in Houlihan Lokey's financial restructuring department for the past eight years. (Hilty, Tr 352:18, 354:1 - 354:2).

     (5). Seth Schwartz ("Schwartz") for the Equity Committee. Schwartz is a founding partner of Energy Ventures Analysis ("EVA"). (Schwartz, Tr. 418:12 - 419:19). EVA provides consulting services to the coal mining and power generation industries. It also engages in economic engineering studies for private sector energy companies. (Schwartz, Tr. 418:24 - 419:8). Schwartz graduated from Princeton University with a degree in geological engineering. (Schwartz, Tr. 422:15 - 422:19). From June 1999 until October 2000 he acted as President and Chief Executive Officer of a Western Kentucky coal producer, Centennial Resources, during its chapter 11 reorganization. (Schwartz, Tr. 422:2 - 422:9).

     (6). Seymour Preston, Jr. ("Preston") for the Equity Committee. Preston is a Managing Director at Goldin Associates, a consulting firm principally engaged in the area of distressed businesses, bankruptcies and workouts. (Preston, Tr. 540:4 - 540:15). Preston started in the industry approximately 30 years ago working with venture capital investments. (Preston, Tr. 540:12 - 540:15). He has an undergraduate degree from Princeton University, a law degree from the New York University School of Law, and is a designated Chartered Financial Analyst. (Preston, Tr. 545:9 - 545:20). The Equity Committee retained Preston and Goldin in June 2000 to assess Blackstone's valuation of Joy.

(Preston, Tr 546:6 -- 546:15).

     In addition to the witnesses, the parties submitted portions of a number of deposition transcripts and approximately 70 exhibits, including the expert reports of Blackstone, Houlihan Lokey, Preston and Schwartz, which were admitted into evidence.

                               FINDINGS OF FACT
                               ----------------

     1. Creditor claims against HII and its direct and indirect subsidiaries, the reference point for purposes of an enterprise valuation calculation, total $1.63 billion. (Hanson, Tr. 79:17). Thus, for the equity interest to be "in the money" the enterprise value must exceed $1.63 billion. The valuation conclusions offered by the experts are as follows (Debtors' Exh. 25):

     (1)  B1ackstone: $1.020 billion

     (2)  Houlihan Lokey: $1.050 billion

     (3)  Preston: $2.040 billion (low)
                   $2.220 billion (high)

The gap between the valuations of the Plan supporters and the valuation of the Equity Committee is obviously very wide. Stated differently, the Debtors' and the Creditors' Committee's valuations suggest that the shareholders are out of the money by at least $.6 billion; whereas, the Equity Committee argues it is approximately $.4 billion in the money.

DEBTORS' BUSINESS PLAN

     2. In late 1999, executives at HII, Joy and P&H -- with the assistance of Blackstone professionals -- began designing a "bottom-up" business plan to emerge from bankruptcy. (Hanson, Tr. 39:2 - 39:9, 39:24 - 41:24). The development of that document continued through the first quarter of 2000 (the "Business Plan"). (Debtors' Exh. 3).

     3. The Business Plan serves two primary functions. First, it is the Reorganizing Debtors' operational blueprint. As such it creates "a strong level of accountability with the management team" and sets "aggressive operating targets." (Hanson, Tr. 39:2 - 39:6). Second, it is the basis for the Plan, including the Reorganizing Debtors' valuation. (Hanson, Tr. 39:7 - 39:9).

     4. Joy and P&H engaged in a "bottom-up" forecasting process to develop the Business Plan wherein field staff collect extensive data on their customer requirements and future outlooks. (Hanson, Tr. 39:24 - 41:24). The 12 to 24 month near-term data include very specific, unit-by-unit customer purchasing plans. (Hanson, Tr. 41:2 - 41:24). The two year longer-term data reflect customer strategic plans for new mines and expansions of existing -- as well as customer replacement philosophies and strategies. (Id.).
                                                   ---

     5. The nature of HII's business enabled its staff to access the market for products on a detailed basis. For both Joy and P&H, equipment sales volume for large mining equipment is very small - typically ranging anywhere from as few as three to as many as 40 to 50 units per year, depending on the product line. (Hanson, Tr. 40:1 - 40:5). Furthermore, most of the original equipment sales represent replacement business, i.e., a sale of HII original equipment tends to replace existing equipment rather than support a new mine or new facility. (Hanson, Tr. 40:6 - 40:9). In addition to original equipment sales, much of HII's revenue flows from aftermarket business: services including rebuilds, repairs, refurbishments, upgrades, component exchanges, and whole machine exchanges. (Hanson, Tr. 40:10 - 40:18). Given the long-term customer relationships inherent in this type of business, HII employs a marketing strategy in which its sales and service teams focus on specific mines and specific operations and handle all products and all services associated with those operations. This customer-specific market knowledge is the basis of HII's formulation of the Business Plan. (Hanson, Tr. 40:19 -41:11).

     6. After collecting customer-specific data for the Business Plan, HII's field staff worked with finance personnel to build a revenue forecast, broken down by product, type of service, and region. (Hanson, Tr. 41:12 - 41:24). The management of each region then reviewed the forecasts and rolled them into global segments, and then into the global Joy and P&H forecasts. (Id.). The
                                                                  ---
senior management of each business reviewed the global
forecasts prior to final review by HII's executive management. (Id.). Once the
                                                                ---
sales plans were approved at all levels, HII personnel essentially repeated the same process, bottom up, from a cost perspective. (Hanson, Tr. 42:5 - 42:7).

     7. In building the Business Plan, HII cross-checked its customer-based projections against macroeconomic trends and projected metals and coal demand to test their reasonableness. (Hanson, Tr. 42:13 - 42:18). Thus, HII verified customer requirements and customer plans for sense and consistency with macroeconomic trends and projected metals and coal demand, (Hanson, Tr. 42:13 - 42:18, 44:2 - 44:22). HII also used these broader market trends to identify potential demographic changes or changes in terms of mix that might impact the Business Plan in later years. (Hanson, Tr. 44:6 - 44:9).

     8. Blackstone, the Debtors' financial advisors, assisted management throughout the development of the Business Plan, from developing its structure and process through critiquing its key assumptions. (Hanson, Tr. 44:12 - 45:1; Coleman, 237:1-- 237:24) The Equity Committee points out that the Blackstone representatives assigned to the Debtors' engagement were not experts in forecasting the outlook for coal production. (Coleman, Tr. 298:15; Hanson, Tr. 87:14 - 87:16). However, Debtors' management did not look to them for such expertise and the Business Plan was developed on the basis of examining the market for coal production equipment, not just the market for coal, the latter being the focus, and in my view (as described below) the shortcoming, of the Equity Committee's valuation approach.

     9. For the Debtors, the cost of bad planning is very high due to the businesses' level of capital intensity. (Hanson, Tr. 42:23 - 43;21). Both Joy and P&H produce a relatively small number of units, and the production lead times for those units is very long. (Id.). As a result, if forecasts are too
                                     ---
high, the Debtors build a large amount of inventory and use a large amount of cash in the business, and their performance deteriorates very rapidly. (Id.) If
                                                                        ---
forecasts are too low, because of the necessary lead times, the Debtors are unable to ramp up quickly enough to meet the missed customer demand. (Id.).
                                                                      ---
Thus, the success of the Reorganizing Debtors' business is directly tied to the accuracy of the Business Plan.

     10. Since its initial development, the Debtors' management has regularly reevaluated the Business Plan. (Hanson, Tr. 43:17 - 43:21, 45:2 - 45:24). Beginning in August 2000, HII performed a comprehensive review of the Business Plan to confirm it still made sense. (Hanson, Tr. 45:9 - 45:19). Management concluded the forecasts were still appropriate although Joy performed just short of the Business Plan's initial forecasts. (Hanson, Tr. 46:1 - 46:5).

     11.  Management's observation that the markets served by

Joy and P&H somewhat improved partly motivated the August 2000 review. (Hanson, Tr. 45:20 - 45:24). After the August review of the Business Plan, management nevertheless concluded adjustments were not necessary because the Business Plan had anticipated the market changes. (Hanson, Tr. 46:1 - 46:5).

     12. The Business Plan assumes and depends upon a recovery in the basic commodity industries both on the P&H and Joy side (Hanson, Tr.. 52:15 - 52:21, 142:9 - 142:14, 663:14 - 663:20; Debtors' Exh. 3 at 3) and assumes there will not be an economic downturn or recession that could impact their businesses. (Hanson, Tr. 52:19 - 52:21).

     13. The Business Plan reflects management's belief that both Joy and P&H are strong businesses in their respective markets, and that they will continue to be the major players in their industries. (Hanson, Tr. 80:17 - 80:23). Nevertheless, the Business Plan posits Joy as needing a strong recovery in the coal mining industry to meet its projections. (Hanson, Tr. 142:13 - 142:14)

     14. Actual results after more than one full year under the Business Plan are consistent with the Business Plan projections to date. (Hanson, Tr. 46:10 - 46:22). During fiscal year 2000, Joy's bookings were about $45 million short of the Business Plan's forecast, its sales fell about $30 million short, and its operating profit was about $3 million low. (Hanson, Tr. 45:5 - 48:10;

Debtors' Exh. 6 at EC-010099). And, in the first quarter of 2001, Joy's actual bookings have been about $30 million below the Business Plan's projected bookings (Hanson, Tr. 49:8 - 49:10; Debtors' Exh. 7 at HII-021736), its sales about $7 million below the Business Plan, and its gross margins about $1 million below the Business Plan. (Hanson, Tr. 50:5 - 50:12; Debtors' Exh. 7 at HII-021762). However, Joy's gross profit is consistent with the Business Plan's forecast due to reduced operating costs and manufacturing variances, and its operating profit is slightly ahead of the Business Plan due to lower administrative expenses. (Id.)
                          ---

     15. For the remainder of 2001, the testimony suggests Joy may have difficulty meeting the Business Plan's targets because two longwall system orders reflected in the Business Plan were recently lost to a competitor (Hanson, Tr. 50:17 - 51:4). Joy may end the year short on revenues, and the shortfall will have to be made up through increases in aftermarket business and further cost containment. (Hanson, Tr. 50:17 - 51:4).

     16. Although the Business Plan projects a substantial turnaround in Joy's business, it also reflects the following factors as limiting Joy's long-term growth prospects: (Debtors' Exh. 3 at 26-29).

     (a). Long-term improvements in machine productivity continue to substantially exceed increases in long-term coal demand and production. (Hanson, Tr. 54:4 - 54:16; Debtors' Exh. 8(a)-(e); Debtors'
Exh. 3 at 27). For example, over the past 25 years, the tons of coal produced per underground mine has increased roughly four-fold. (Hanson, Tr. 56:2 - 56:5; Debtors' Exh. 8(a)). And while the number of longwall faces has declined, the output of longwall mining has increased. (Hanson, Tr. 57:1 - 57:3, 57:20 - 57:21; Debtors' Exh. 8(c)-(d)). As a result of improvements in the efficiency of the mining equipment, the productivity of each longwall face has increased roughly eight-fold over the past fifteen years. (Hanson, Tr. 57:24 - 58:2; Debtors' Exh. 8(e)). Thus, management believes the increasing productivity of Joy equipment offsets even a substantial increase in coal demand, i.e., an increase in coal demand may not correlate with an increase in demand for Joy equipment which management believes is reflected by a gradual decline of Joy's unit sales over time. (Hanson, Tr. 59:2 - 59:5; Debtors' Exh. 8(f)).

          (b). United States' coal demand has steadily trended towards low-sulfur surface-mined coal and away from underground coal. (Debtors' Exh. 3 at
26). While the predominantly underground coal production east of the Mississippi has been relatively flat over the past twenty-five years, the almost entirely surface production of low-sulfur coal west of the Mississippi has shown significant growth. (Hanson, Tr. 59:14 - 60:8; Debtors' Exh. 8(g) - (h)). This trend is an important limitation on Joy's business, since its equipment is used only in underground mining. (Id.).
                                                                   ---

          (c). Joy's customers continue to consolidate which exerts an additional downward pressure on Joy's sales. (Debtors' Exh. 3 at 26). Consolidation allows customers to reallocate equipment thereby slowing the rate of equipment replacement. It also significantly increases customer buying power and leverage. (Hanson, Tr. 143:11 -144:7; Business Plan at 26). Consolidation may also result in mine closures, as the number of underground mines has decreased by approximately two-thirds over the last 25 years. (Hanson, Tr. 55:2
- 56:23, 143:11 -143:15; Debtors' Exh. 8(b), (d)).

          (d). Joy's key competitors have grown and consolidated, which threatens Joy's market share and profit margins. (Debtors' Exh. 3 at 26 - 28). For example, just the week before the confirmation hearing, two of Joy's largest competitors announced their merger. (Hanson, Tr. 143:3 -143:10). This merger eliminates Joy's considerable prior advantage as the world's only supplier of complete longwall systems. (Id.) As a result, Joy may face new competitive
                            ---
pressures which the Business Plan does not anticipate.

          17. The Equity Committee's valuation does not take into account any of the above recited limitations on Joy's business prospects.

BLACKSTONE'S AND HOULIHAN LOKEY'S VALUATIONS AND DEBTORS' OTHER EVIDENCE OF
VALUE.

          18. Both Blackstone's and Houlihan Lokey's reports rely on the Business Plan's assumptions regarding HII's future performance. (Coleman, Tr. 243:12; Hilty, Tr. 365:2 - 366:14).

          19. In early 2000, Blackstone gave a preliminary valuation presentation to HII's Board of Directors. (Coleman, Tr. 239:20 -240:1). Even using what it considered aggressive assumptions, Blackstone's initial valuation showed that HII's total value was at least $400 million below the creditor claims likely to be asserted, and that equity was therefore substantially out of the money. (Hanson, Tr. 72:3 - 72:9; Coleman, 240:16 -241:3).

          20. The Board formed an ad hoc committee to work with Blackstone to find possible sources of equity value. (Hanson, Tr. 72:24 -73:6; Coleman, 241:13
- 241:17). At the direction of the Board, Blackstone performed numerous sensitivity analyses over the next several months to discover any reasonable set of assumptions under which shareholders could recover. The Board ultimately concluded there simply was no value for equity under any reasonable scenario. (Hanson, Tr. 73:1 - 73:13; Coleman, 242:19 - 242:21).

          21. For the reasons discussed below, the Court finds Blackstone's and Houlihan Lokey's valuations more reasonable and reliable than Preston's valuation.

          22. Working together with the Board and HII management, Blackstone uses financial and revenue projections from the companies themselves that, in management's view and experience, are achievable. (Coleman, Tr. 255:7 - 255:20). On the other hand, the Equity Committee relies on projections that management and Coleman simply do not believe achievable. (Coleman, Tr. 260:6 - 262:1; Debtors' Exh. 21 - 24).

          23. Blackstone follows the commonly accepted practice of using three separate valuation methods - comparable company, comparable acquisition, and discounted cash flow ("DCF") - as a critical cross-check on its valuation. (Coleman, Tr. 244:5 - 244:20, 348:17 - 348:24; Debtors' Exh. 4 at BG-02342, BG-
02372). Blackstone's DCF exit multiple is derived from the well-accepted method of determining current trading multiples for comparable companies. (Coleman, Tr. 273:18 - 274:17; Debtors' Exh. 4 at BG-02342 - BG-02343, BG-02359 - BG-02360).

          24. Blackstone also ran a series of sensitivity analyses, which support the conclusion that there is no reasonable set of assumptions under which equity value can be found. (Coleman, Tr. 280:3 - 280:6; Debtors' Exh. 4 at BG-02376 - BG-02379). Blackstone's DCF analysis concludes the Reorganizing Debtors' enterprise value is between $960 million and $1.12 billion. Blackstone's comparable-company analysis values the enterprise at $600 million to $900 million, while its comparable acquisition analysis values the enterprise at $850 million to $1.05 billion. (Coleman, Tr. 248:10 - 248:16, 254:11 -
254:14; Debtors'

Exh. 4 at BG-02372).

          25. Giving primary weight to its DCF valuation, Blackstone concludes the Reorganizing Debtors' enterprise value is $900 million to $1.05 billion, and its reorganization value including excess cash and the value of net operating losses is $980 million to $1.170 billion. (Coleman, Tr. 278:9 - 280:2; Debtors' Exh. 4 at BG-02372).

          26. Houlihan Lokey performed an independent valuation. (Hilty, Tr. 353:5 - 353:20; Debtors' Exh. 16). Like Blackstone, Houlihan Lokey derives its exit multiple from current trading multiples of comparable companies and corroborated this analysis using several accepted valuation methods. (Debtors' Exh. 16 at HOU-05436 - HOU-05440). Houlihan Lokey reached a valuation for the Debtors of $1.05 billion - virtually identical to Blackstone's valuation conclusion and still only about half of the Equity Committee's valuation. (Hilty, Tr. 360:11 - 360:12; Debtors' Exh. 16 at HOU-05443).

          27. Both before and during the bankruptcy proceedings, the Board and management made several efforts to sell the company. (Hanson, Tr. 73:14 - 75:9; Coleman, 249:22 - 253:4). After Blackstone's preliminary valuation, Hanson contacted Caterpillar to discuss a possible acquisition price at which equity might be in the money. The Caterpillar representative "laughed" at Hanson's proposal. (Hanson, Tr. 74:20 - 75:9). Senior HII management also approached other strategic buyers about the possibility of investing in or acquiring the company. (Hanson, Tr. 73:14 - 74:8). The sole preliminary indication of interest for the combined company, however, was in the range of $700 million - substantially below the Blackstone valuation. (Coleman, Tr. 252:17 - 252:19).

     28. Blackstone's $1 billion valuation has been public for months. Coleman testified that Blackstone's "phone would have been ringing off the hook" if HII were worth anything close to the $2.2 billion claimed by the Equity Committee. (Coleman, Tr. 284:3 - 284:10). Preston acknowledges there is no interest in the company at a price anywhere near the Blackstone valuation. (Preston, Tr. 644:19
- 645:7). Hanson similarly received no indication of any purchaser interest in the company. (Hanson, Tr. 74:5 - 74:8).

THE EQUITY COMMITTEE'S VALUATION.

     29. Preston values HII at $2.2 billion (Equity Comm. Exh. 42(a) at 18-20), about twice the level of the Blackstone and Houlihan Lokey valuations.

     30. For the reasons discussed below, the Court finds that Preston's valuation conclusion and his confirmation hearing testimony in support thereof not reasonable.

     31. Preston knew from the beginning that Blackstone valued the company at about $1 billion, and that he had to generate an extra $.6 billion of value before equity would see its first dollar. (Preston, Tr. 570:7 - 571:17). Consequently, to put equity in the money, Preston knew he would have to conduct what he describes as an "off the beaten path inquiry" which "focus[es] only on those areas that could provide substantial incremental value." (Preston, Tr. 572:1 - 573:18; Debtors' Exh. 11). I find Preston's valuation flawed in significant respects.

     32. First, unlike Blackstone and Houlihan Lokey, Preston does not cross-check his results by employing the conventional three valuation methods: comparable company, comparable acquisition, and DCF, although he admits it is common and accepted practice to do so and that, even in his own analyses of other companies, he has done so himself. (Preston, Tr. 635:16 - 637:21).

     33. Preston states he does not use the comparables methods because there are no comparables. (Preston, Tr. 637:19, 639:19 - 639:24). Admittedly, it is an unusual situation where a valuation report identifies a "perfect" comparable, but I reject as unreasonable Preston's opinion that there are no comparables against which to test the value of the Reorganizing Debtors. I find that the comparables used by Blackstone and Houlihan Lokey in their valuations are appropriate and reasonable.

     34. Even using Preston's aggressive exit multiple of 9.23, the evidence shows that a standard comparable-company analysis based on the last twelve months' results would yield a valuation of just $1.05 billion - a value no higher than that established by Blackstone and Houlihan Lokey. (Preston, Tr. 643:5 - 643:22).

          35. Second, to generate a DCF valuation that puts equity in the money, Preston assumes Joy will achieve the same reported revenues and operating profits by 2002 that Joy enjoyed in 1997, its best year ever, and that the Debtors will continue to enjoy unceasing, compounded growth in revenue and profits from that 2002 assumption. (Coleman, Tr. 255:24 - 256:5; Preston, Tr. 588:1 - 588:14; Equity Comm. Exh. 42(a) at 5, 11-12). For a number of reasons,
I find this assumption unreasonable.

          (a). Preston relies solely on the Equity Committee's coal expert, Schwartz, for this key assumption. (Preston, Tr. 578:12 - 579:21, 588:4 -588:14, 600:20 - 601:5; Equity Comm. Exh. 42(a) at 5). Schwartz, however, has no expertise or qualifications to forecast Joy's equipment sales. (Schwartz, Tr. 487:20 - 488:20). He acknowledges he is not an expert in forecasting Joy's equipment sales and that HII management, which forecasts much lower numbers, knows more than he does about Joy's business. (Schwartz, Tr. 487:20 - 491:11). He also admits he never projected Joy's actual equipment sales during the Business Plan period. (Schwartz, Tr. 490:19 - 490:23). As discussed below, I find Schwartz's sweeping opinions about robust future coal demand to be of questionable support for this key assumption in Preston's valuation.

          (b). Preston also fails to adjust the 1997 reported results to account for non-recurring items, even though Schwartz put him on notice of one of them. (Preston, Tr. 589:7 - 592:14). The evidence at trial is undisputed that in 1997 Joy made unusual sales to Russia and in Britain which will not be repeated. (Hanson, Tr. 67:9 - 68:24; Coleman, 264:7 - 268:1; Hilty, Tr. 384:10 - 385:16).
Reversal of reserves and gains on asset sales not related to Joy's operating performance further inflated Joy's 1997 operating profit by $44.1 million. (Coleman, Tr. 264:24 - 266:3). Adjusted for these nonrecurring items, Joy's normalized 1997 revenues and profit margins are nearly identical to the
Business Plan's projections for 2002. (Preston, Tr. 598:16 - 599:14; compare
                                                                     -------
Debtors' Exh. 4 with Equity Comm. Exh. 42(a)). By ignoring these adjustments,
                ----
Preston relied on an unrealistic profit margin of 13.5% versus a normalized profit margin of 9.8%. (Debtors' Exh. 40).

          (c). The Business Plan's revenue and profit projections are reasonably optimistic. The Business Plan assumes a compounded annual growth rate of 4.7% for revenues, 18.1% foe EBIT, and 10.2% for EBITDA over the five year plan period. (Coleman, Tr. 260:6 - 262:1; Debtors' Exh. 24). Preston's projections, on the other hand, are not just optimistic, but, as Coleman of Blackstone testified, "they are quite extreme." (Coleman, Tr. 261:24 -

262:1). Preston projects compounded annual growth of 12.9% for revenues, 42.3% for EBIT, and 27.3% for EBITDA. (Debtors' Exh. 24). In the Court's view, the Equity Committee does not present credible evidence justifying such aggressive projections.

          36. Third, Preston does not use the accepted method - analyzing current trading multiples of comparable companies - to determine his exit multiple, a key value driver. (Coleman, Tr. 273:3 - 277:19; Hilty, Tr. 385:5 - 385:16). Instead, he uses the "average" of certain historical multiples for selected parts of HII business. (Coleman, Tr. 275:7 - 275:23; Preston, Tr.
619:7 -621:11). Even then, Preston excludes 1999 results, which would lower his historical average multiple from 9.23 to 8.3 and reduce his valuation by hundreds of millions of dollars. Preston, Tr. 620:1 - 623:22). Likewise, Preston disregards Beloit's 1998 performance in deriving his historical average multiple but includes Beloit from 1994 through 1997. (Preston, Tr. 624:2 - 625:11). The Court finds Preston's use of an "historical average" multiple merely values an hypothetical and different company in an hypothetical and different market. Significantly, Preston admits he has never before used an "historical" method for determining an exit multiple. (Preston, Tr. 628:9 - 628:20).

          37.  Finally, Preston assumes a lower discount rate than Blackstone or Houlihan Lokey to reflect a lower risk of achieving high performance results. This assumption appears unreasonable on
its face and is methodologically flawed. The Debtors' and Creditors Committee's valuation experts explain a proper discount rate under the Capital Asset Pricing Model requires an upward adjustment to the calculated cost of equity to reflect the additional return equity investors expect when investing in a company emerging from bankruptcy. (Coleman, Tr. 271:20 - 272:13; Hilty, Tr. 385:19 - 386:4, 391:22 - 392:16). In contrast, Preston simply leaves his 14% calculated cost of equity unadjusted. (Preston, Tr. 631:4 - 633:23). Even this 14% assumption is internally inconsistent and contrary to the evidence of the returns that purchasers of HII debt - which will be converted to equity upon confirmation - are expecting from HII. Preston himself admits that market investors purchasing HII unsecured debt would earn a return on investments far exceeding the 14% he assumes if his valuation is correct. (Id.).
                                                           ---

          38. In sum, the Court finds Preston's valuation is not reasonable, and unlike the Business Plan, is not based on a realistic and supportable approach to the Debtors' business. Furthermore, Preston does not follow standard and well-accepted valuation methodologies. Blackstone and Houlihan Lokey's valuations, on the other hand, are reasonable and employ standard methodologies.

RECENT COAL MARKET EVENTS.

          39. The foundation for Preston's valuation is his assumption that there has been a "sea change in the long-term demand for coal." (Preston, Tr. 575:21 - 578:18; Equity Comm. Exh. 42(a) at 5). The Equity Committee's expert, Schwartz, testified extensively regarding recent developments in the energy industry which he believes suggests this "sea change" and which he believes HII management did not properly account for in developing the Business Plan. For example, Schwartz testified to the following:

          (a). In his opinion, the Business Plan's suggestion of a decline in underground coal production is not supported by historical experience and trends in changes of coal production in the United States. (Schwartz, Tr. 429:8 - 429:18).

          (b). Whereas the Debtors' Business Plan contains an assumption regarding a fall in the sale of longwall "shearers," Schwartz believes the assumption is "unsupported by any reasonable outlook for longwall mining in this country." (Schwartz, Tr. 437:16 - 437:17, 440:10 - 440:21).

          (c). Schwartz is critical of the Business Plan's projected decline in the after market sales during the five year plan period because the profit margin on after market sales is much higher than the profit margin on original equipment. (Schwartz, Tr. 441:14 - 441:17; Debtors' Exh. 3 at 3).

          (d). Schwartz is also critical of the Business Plan's failure to recognize South Africa, China and Australia as a significant source of future growth for the production of coal. (Schwartz, Tr. 442:7 - 442:17; 446:1 - 446:8).

          40. In support of these sweeping criticisms of the Business Plan, Schwartz offers his opinions on what he views are dramatic changes since March 2000 and management's failure to update the Business Plan in light of these changes. These dramatic changes include the following:

          (a). Rolling blackouts in California since March 2000 and predictions of similar shortages in the Northeastern United States expose an immediate need for new power plant construction. (Schwartz, Tr. 450:3 - 450:18).

          (b). The President of the United States announced the country is experiencing an energy crisis. (Schwartz, Tr 462:23 - 463:1).

          (c). Natural gas prices experienced a "sharp and unexpected increase and have been sustained at much higher levels than the historical basis [which] make[s] natural gas no longer the economic choice for new power plant construction." (Schwartz, Tr. 451:3 - 451:8).

          (d). These developments result in a "total change in the investment climate for building new coal fired power plants in this country" (Schwartz, Tr. 453:24 - 454:2) as evidenced by a surge in announcements of proposed coal fired power plants since management finalized the Business Plan. (Schwartz, Tr.
453:4 - 453:17).

          (e). International coal prices have climbed to near record highs and Schwartz believes this represents a "dramatic recovery which signals the need to expand production of coal worldwide," (Schwartz, Tr. 458:3 - 458:6).

          (f). Stock prices of the largest producers of coal have more than doubled over the past three months and stock market analysts following the coal industry are now bullish on the industry. (Schwartz, Tr. 461:22 - 462:16).

          (g). A change in presidential administration has changed the U.S. political climate for coal as a fuel source. A new national energy policy is being formulated that will emphasize reliance on coal for new power plants. (Schwartz, Tr. 463:3 - 463:7). The U.S. withdrew its support of the Kyoto Treaty that would regulate green house gasses and the President recanted his earlier pledge to regulate carbon dioxide emissions. (Schwartz, Tr. 463:8 - 463:12).

While these events in the energy industry and the political arena are undisputed, I do not believe they support a conclusion that the long term outlook is for Joy's sales to significantly improve. I say this for a number of reasons. First, coal is only one of several sources for meeting increased energy demands. Second, a significant increase in coal production, if it occurs, does not necessarily convert into a significant increase in Joy's sales of coal production equipment and services. (See discussion in P. 16 above.) For example, underutilization of existing capacity might account for future increased production. Third, to the extent the new presidential administration announced a need for additional energy production and a relaxation of environmental regulations and assuming that this converts into a greater production of coal burning generating plants, it is premature to suggest how this new policy will be specifically formulated and implemented, if accepted by non-administration political forces. Fourth, Schwartz's conclusion that the recent dramatic spike in natural gas prices will cause power plants to switch to coal for energy production cannot be accepted without question. If we know anything from the last thirty years of lurching from one energy crisis to another it is that market forces make it inadvisable to predict long term trends on the basis of short term events relating to energy sources. For example, I take judicial notice of the fact that currently we are experiencing significant increases in gasoline prices but the fact of the matter is that after adjustment for inflation, gasoline prices are less today than what they were following the Arab oil embargo in the 1970's. In this regard it is worth noting that Schwartz is of the opinion that the "great changes" in the coal markets in the last twelve months are similar in importance to the impact of the Arab oil embargo on those markets in the 197O's. (Schwartz Tr. 477:22 - 478:4).
Schwartz does not explain what impact the Arab oil embargo had on the coal markets, but preston acknowledges that for the past 20 years the growth rate for demand for coal has only been 1 to 2% a year. (Preston Tr. 582:22 - 583:2 ). Fifth, with respect to the recent dramatic increase in the equity values of large coal producing companies in the United States, those values may have been previously undervalued for a number of reasons, including excess capacity. (Morey, Tr. 216:2 - 216:4). The Equity Committee has not accounted for a reduction of any overcapacity vis-a-vis their projected significant increase in Joy sales of new equipment and servicing of existing equipment.

          41. Most of Schwartz's testimony about coal prices focuses on spot-market pricing (Equity Comm. Exh. 1l(a)-(c)), a type of pricing he admits has a limited relationship to the actual prices obtained by coal producers. (Schwartz, Tr. 525:11 - 526:8). Morey confirms that short-term spot market price spikes have little, if anything, to do with greater long-term demand for coal, much less for Joy's equipment, principally because more than 80% of coal is sold at contract rather than spot prices. (Morey, Tr. 177:2 - 179:9; Debtors' Exh. 5 at RDI-00759; Debtors' Exh. 36).

          42. In addition, although there is increased interest in potential new coal-fired power plants, Morey explains that "you have to look at these announcements very closely and. . . really understand what they are." (Morey, Tr. 175:2 - 175:4). Preliminary expressions of interest in potential new plants are not the same as actual plants burning only coal. (Morey, Tr. 175:2 - 176:18). Schwartz acknowledges that even if every "announced" power plant were built, and if each one burned only coal mined with Joy equipment, and if all such plants were actually built during the plan period, total U.S. coal demand would increase by less than 1.5% on an annualized basis. (Schwartz, Tr. 511:24 - 522:11). It is highly unlikely that all of these "ifs" will occur. In any event, such a result is not inconsistent with the Business Plan.

          43. While there have been certain very recent changes in coal markets, I find the evidence presented by the Equity Committee in support of a "sea change" in the long-term demand for coal unpersuasive. All the witnesses who addressed this issue at the confirmation hearing made predictions that long-term, annualized growth in coal demand will remain approximately the same as it has been for the last 20 years.

          44. Hanson testified the coal industry may be seeing 1 or 2% growth in coal production or consumption. (Hanson, Tr. 54:11 - 54:15).

          45. Morey of RDI, relying on information from the Department of Energy, testified that historical coal demand growth in the U.S. from 1990 through 2000 averaged 1.1% per year. (Morey, Tr. 165:4 - 165:19; Debtors' Exh.
28). He further testified that RDI's most recent forecasts - published in November 2000 - estimate average U.S. annual growth at about 1%. (Morey, Tr. 167:20 -

167:24; Debtors' Exh. 30). Blackstone, relying on Department of Energy information, likewise predicts slow and steady growth in demand at less than 1 1/2% per year. (Debtors' Exh. 4 at BG-02328).

          46. Hilty offers a similar assessment based on a Merrill Lynch analyst's report which concluded there will not be a substantial increase in coal output anytime soon. (Debtors' Exh. 16 at HOU-05426 - HOU-05427).

          47. Preston also admits the growth rate in coal demand has consistently been 1 to 2% per year over the last 20 years - essentially what the Business Plan projects. (Preston, Tr. 582:22 - 583:2).

          48. Significantly, although Schwartz relies on a number of factors which support a potentially substantial increase in future coal demand, his firm's published analyses of long term coal demand are not materially different than the views expressed by the witnesses for the Plan supporters. EVA's July-September 2000 quarterly report shows U.S. coal demand essentially flat from 2000 through 2005. (Debtors' Exh. 32). EVA's September 2000 "COALCAST: Long-Term Outlook for Coal," which Schwartz expressly relies on in his expert report (Schwartz, Tr. 492:22 - 492:23), shows annualized U.S. coal demand growing at far less than 1% per year during the plan period. (Equity Comm. Exh. 41(a) at 9-10). EVA's most recent generally available projection, the February 2001 "COALCAST: Short-Term Outlook for Coal," shows U.S. demand for coal by 2002 only slightly higher than its September 2000 COALCAST projection. (Compare Debtors' Exh. 34 with Debtors' Exh. 33). Schwartz's expert report shows
 -------                  ----
world coal demand, as reported by EIA-IEO, growing at about 1 1/2% from 1998 through 2020. (Equity Comm. Exh. 41(a) at 10).

          49. Lacking a "sea change" in long-term coal demand, Schwartz and the Equity Committee focus on other aspects of the coal market, but in the Court's view, these changes do not alter the market fundamentals underlying the Business Plan's projections. They certainly do not justify the dramatic increase in Preston's valuation over the Business Plan's projections.

THERE IS A LARGE MARGIN FOR ERROR IN THE DEBTORS' VALUATION SHOWING.

          50. In assessing the merits of the conflicting valuations, I find the value placed on these Debtors by the market in which the claims are traded significant. Hilty states that as of March 15, 2001, the claims are trading at $.44 to $.45 in a large and active market. This produces a market enterprise valuation of approximately $.8 billion. (Hilty, Tr. 379:12 - 378:18). Blackstone's similar market analysis concludes the market values the enterprise at between $.6 and $.8 billion. (Coleman, Tr. 284:23 - 285:21). This testimony is uncontested. Indeed, Preston acknowledges the claims are currently trading in the range of $.40. (Preston, Tr. 633:7 - 633:8). I ascribe considerable significance to the undisputed fact that the claims trading market is valuing these Debtors at approximately $.8 billion. If the trading market is only half right, the shareholders are still out of the money.

          51. It is undisputed that the Reorganizing Debtors must be worth in excess of $1.63 billion before shareholders can recover the first dollar. (Debtors' Exh. 27(b)). Thus, Blackstone, Houlihan Lokey and the marketplace must not only be wrong, but grossly wrong - by over $.6 billion. As demonstrated by Preston's own "sensitivity analyses" created after the first day of trial, before shareholders realize any recovery, every driver of value on which the Business Plan, Blackstone and Houlihan Lokey rely must be revised upward to assume materially higher revenues, profits and exit multiple than is justifiable in the current marketplace, in addition to requiring use of a significantly lower discount rate. (Preston, Tr. 609:01 - 614:15; Equity Comm. Exh. 52 - 55).

          52. For the reasons discussed above, the Court finds that the Blackstone and Houlihan Lokey valuations are probative and reliable, whereas the Equity Committee's valuation is not. Even assuming that the Blackstone and Houlihan Lokey valuations understate the enterprise value by several hundred millions of dollars, the evidence is convincing that the Equity Committee has not come close to closing the gap to reach a valuation of $1.63 billion - the aggregate amount of the creditor claims.

                              CONCLUSIONS OF LAW

          53. The Debtors have the burden of proving the Plan satisfies the confirmation requirements of (S) 1129(a) and (b). United States v. Arnold and
                                                   ---------------------------
Baker Farms (In re Arnold and Baker Farms), 177 B.R. 648, 654 (B.A.P. 9th Cir.
-----------------------------------------
1994) aff'd 85 F.3d 1415 (9th Cir. 1994); In re Greate Bay Hotel & Casino, Inc.,
      -----                               -------------------------------------
251 B.R. 213, 221 (Bankr. D.N.J. 2000); see also In re Global Ocean Carriers,
                                        -------- ---------------------------
Ltd., 251 B.R. 31, 46 (Bankr. D. Del. 2000) (burden of establishing compliance
---
with element of (S) 1129 is on plan proponent).

          54. The emerging majority view, and precedent in this Circuit, requires a plan proponent to satisfy the cramdown requirements of (S) 1129(b)
by a preponderance of the evidence. E.g., Heartland Fed. Sav. and Loan Ass'n v.
                                    -------------------------------------------
Briscoe Enters., Ltd., II (In re Briscoe Enters., Ltd., II), 994 F.2d 1160, 1165
----------------------------------------------------------
(5th Cir. 1993) (preponderance of the evidence is appropriate standard of proof under (S) 1129 (a) and (b)); Arnold and Baker Farms, 177 B.R. at 655 (same);
                            ----------------------
Corestates Bank, N.A. v. United Chemical Tech., Inc., 202 B.R. 33, 45 (E.D. Pa.
-----------------------------------------------------
1996) (same); Aetna Realty Investors, Inc. v. Monarch Beach Venture, Ltd. (In re
              ------------------------------------------------------------------
Monarch Beach Venture, Ltd.), 166 B.R. 428, 432 (C.D.C. 1993) (same); In re Byrd
---------------------------                                           ----------
Foods, Inc., 253 B.R. 196, 199 (Bankr. E.D. Va. 2000); In re Atlanta S. Bus.
-------------                                           --------------------
Park, Ltd, 173 B.R. 444, 448 (Bankr. N.D. Ga. 1994) (same); In re
---------                                                   -----

Cellular Info. Sys., Inc., 171 B.R. 926, 937 (Bankr. S.D.N.Y. 1994) (same); In
-------------------------                                                   --
re Investors Florida Aggressive Growth Fund, Ltd., 168 B.R. 760, 765 (Bankr.
-------------------------------------------------
N.D. Fla. 1994) (same); In re Kennedy, 158 B.R. 589, 601 n.17 (Bankr. D. N.J.
                        -------------
1993) (burden is on debtor to show by preponderance of the evidence that protection provided to creditor under proposed plan meets statutory requirements, citing Briscoe).
                     -------

          55.  But see NCNB Texas Nat'l Bank v. Hulen Park Place, Ltd. (In re
               ------- ------------------------------------------------------
Hulen Park Place, Ltd.), 130 B.R. 39, 42 (N.D. Tex. 1991) (debtor must establish
-----------------------
by clear and convincing evidence that plan is fair and equitable before plan can be "crammed down" over objection of dissenting creditor); United States v.
                                                          ----------------
Woodway Stone Co. Inc., 187 B.R. 916, 918 (W.D. Va. 1995) (same); In re New
----------------------                                            ---------
Midland Plaza Assocs., 247 B.R. 877, 883 (Bankr. S.D. Fla. 2000) (appropriate
---------------------
standard of proof at confirmation hearing is by clear and convincing evidence); In re Miami Ctr. Assocs., Ltd., 144 B.R. 937, 940 (Bankr. S.D. Fla. 1992)
------------------------------
(same); In re Birdneck Apartment Assocs., II, L.P., 156 B.R. 499, 507 (Bankr
        ------------------------------------------
E.D. Va. 1993) (same); see also In re MCorp Fin., Inc., 137 B.R. 219, 225
                       -------- ----------------------
(Bankr. S.D. Tex. 1992) (proponent's burden of proof under (S) 1129(a) is by preponderance of the evidence but under (S) 1129(b) is by clear and convincing evidence).

          56. In holding that the preponderance of the evidence standard applies to confirmation under (S) 1129(b), I am persuaded by the reasoning of the Court of Appeals for the Fifth Circuit. In Briscoe, the
                                                                -------
Fifth Circuit concluded that the clear and convincing standard in civil cases is reserved for cases in which "the interests at stake are . . . more substantial than mere loss of money." 994 F.2d at 1164. Thus, the Supreme Court has used the clear and convincing standard in cases involving particularly important individual liberty interests, e.g., cases involving deportation, denaturalization and involuntary commitment to a mental institution. Id. citing
                                                                     --- ------
Addington v. Texas, 441 U.S. 418, 423, 9 S.Ct. 1804, 1807 (1979); see also
------------------                                                --------
Grogan v. Garner, 498 U.S. 279, 286, 111 S.Ct. 654, 659 (1991) (preponderance of
----------------
the evidence standard is presumed applicable in civil actions between private litigants and is appropriate standard for nondischargeability under (S) 523
(a)).

          57. The Fifth Circuit found that a confirmation hearing under (S) 1129 does not implicate any quasi-liberty interests and therefore does not warrant proof by clear and convincing evidence. Briscoe, 994 F.2d. at 1165. It
                                                -------
also noted that (S) 1129 and its legislative history are both silent as to the appropriate burden of proof. Consequently, the Fifth Circuit concluded that

          [t]his case is solely about money. . . . Congress provides protections for creditors, and in many instances it allows debtors to impinge on creditor's state law rights. Bankruptcy frequently rewrites the secured creditor's state law bargain. An example of this is the automatic stay of (S) 362, as a result of which the creditor has lost the right of foreclosure. The calculation of claims under (S) 502 is another example of the Code rewriting the secured creditor's bargain. The combination of legislative silence, Supreme Court holdings, and the structure of the Code leads this Court to conclude that preponderance of the evidence is the debtor's appropriate standard of proof both under (S) 1129(a) and in a cramdown.

          Briscoe, 994 F.2d at 1165.
          -------

          58. I find this analysis persuasive. I also note that courts have applied the clear and convincing standard mostly in single asset real estate cases in which the debtor had little hope of achieving plan confirmation. Perhaps this factual context invites the application of a more rigorous evidentiary standard as an alternative to a finding of bad faith. I do not believe this approach proper.

          59. I therefore hold that the appropriate standard of proof under (S) 1129(a) and (b) is proof by a preponderance of the evidence. Briscoe, 994 F.2d
                                                             -------
at 1164-65; United Chemical, 202 B.R. at 45. Consequently, the Debtors must
            ---------------
provide evidence to persuade the fact finder that their propositions are more likely true than not. Arnold & Baker Farms, 177 B.R. at 654 ("proof by the
                      --------------------
preponderance of the evidence means that it is sufficient to persuade the finder of fact that the proposition is more likely true than not") citing In re
                                                            ------ -----
Winship, 397 U.S. 358, 371, 90 S.Ct. 1068, 1076 (1970); compare Colorado v. New
-------                                                ------- ---------------
Mexico, 467 U.S. 310, 316, 104 S.Ct. 2433, 2437-38 (1984) (clear and convincing
------
evidence
requires a high probability of success).

          60. The sole issue in the present controversy is whether the Debtors' Plan is "fair and equitable" for purposes of (S) 1129(b). The Equity Committee argues the Plan does not meet this requirement because it proposes to pay the Debtors' general unsecured claims in full while not providing any recovery for existing equity.

          61. Section 1129(b) (1) permits a debtor to obtain plan confirmation over the objection of a creditor "if the plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the plan." 11 U.S.C. (S) 1129(b)
(1). Section 129(b) (2) then sets forth several requirements a plan proponent must meet.

          62. Technical compliance with (S) 1129(b) (2), however, does not assure that a plan is "fair and equitable." Fed. Sav. &. Loan Ins. Corp. v. D &
                                            -----------------------------------
F Constr., Inc. (In re D & F Constr., Inc.), 865 F.2d 673, 675 (5th Cir. 1989).
-------------------------------------------
"A court must consider the entire plan in the context of the rights of the creditors under state law and the particular facts and circumstances when determining whether a plan is 'fair and equitable.'" Id. (citations omitted).
                                                     ---

          63. The Equity Committee argues that a plan which pays general unsecured creditors "more than 100% of their claims while extinguishing the rights of dissenting shareholders violates the fair and equitable requirement of section 1129(b)." Equity Committee Post-trial Brief, Doc. # 10137, at 5. This argument is implicitly premised on the absolute priority rule which provides that a senior class of creditors must receive 100% of its claims, but no more than 100%, before a junior class receives any payments. United Chemical, 202 B.R. at 54 n.16. "Since participation by junior
          ---------------
interests depends upon the claims of senior interests being fully satisfied, whether a plan of reorganization excluding junior interests is fair and equitable depends upon the value of the reorganized company." Protective Comm.
                                                              ----------------
for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414,
--------------------------------------------------------------
441, 88 S.Ct. 1157, 1172. (1968). It therefore follows that the value of the Reorganized Debtors, specifically the enterprise value of Joy, becomes the outcome determinative factor in this controversy. See also H.R.Rep. No. 595,
                                                  --------
95th Cong., 1st Sess. 414 (1977), U.S.C.C.A.N. 1978, pp. 5787, 6378 ("While
section 1129(a) does not contemplate a valuation of the debtor's business, such a valuation will almost always be required under section 1129(b) in order to determine the value of the consideration to be distributed under the plan.").

          64. The Equity Committee argues that the proper legal standard for valuing a company for purposes of fair and equitable treatment under (S) 1129(b) is based solely on the future earning capacity of the reorganized entity. Equity Committee Post-trial

Brief, Doc. # 10137, at 5 citinq TMT Trailer Ferry, 390 U.S. at 441, 88 S.Ct at
                          ------ -----------------
1172.

          65.  According to TMT Trailer Ferry:
                            -----------------

          [T]he commercial value of property consists in the expectation of income from it. *** Such criterion is the appropriate one here, since we are dealing with the issue of solvency arising in connection with reorganization plans involving productive properties. *** The criterion of earning capacity is the essential one if the enterprise is to be freed from the heavy hand of past errors, miscalculations or disaster, and if the allocation of securities among the various claimants is to be fair and equitable. *** Since its application requires a prediction as to what will occur in the future, an estimate, as distinguished from mathematical certitude, is all that can be made. But that estimate must be based on an informed judgment which embraces all facts relevant to future earning capacity and hence to present worth, including, of course, the nature and condition of the properties, the past earnings record, and all circumstances which indicate whether or not that record is a reliable criterion of future performance.

          TMT Trailer Ferry, 390 U.S. at 442, 88 S.Ct. at 1172 quoting
          -----------------                                    -------
          Rock Prod. Co. v. Du Bois, 312 U.S. 510, 526, 61 S.Ct. 675,
          -------------------------
          685 (1941).

          66.  I agree with the Equity Committee that TMT Trailer Ferry sets
                                                      -----------------
forth an appropriate standard for valuing a company undergoing reorganization. 390 U.S. at 441-42, 88 S.Ct. at 1172. I disagree with the Equity Committee's assertion, however, that the Debtors have not met this standard.

          67.  The Supreme Court reversed the bankruptcy Court in TMT Trailer
                                                                  -----------
Ferry because the bankruptcy court relied solely on the
-----
debtor's past earnings as the basis for determining the debtor's going concern
         ----
value. 390 U.S. at 453, 88 S.Ct; at 1177-78. In contrast, by using the comparable company analysis, the comparable acquisition analysis and the DCF analysis for valuation, (Tr. at 244:3 - 244:13), the Debtors' financial experts have relied on predictions of future earning capacity as a basis for present value. Accord TMT Trailer Ferry, 390 U.S. at 442 n.20, 88 S.Ct. at 1172 ("Value
       ------ -----------------
is the present worth of future anticipated earnings. It is not directly dependent on past earnings; these latter are important only as a guide in the prediction of future earnings").

          68. It seems to me that the issue here is not whether the Debtors have applied the proper legal standard for valuation. I find that the Debtors methodology comports with the standard set forth in TMT Trailer Ferry.
                                                    -----------------
Accordingly, there is no error of law in the Debtors' measure of value nor does this dispute center on an erroneous valuation caused by application of an erroneous legal standard as the Equity Committee argues. Rather, this dispute turns on fundamentally different views of the merits of the Debtors' cash flow projections as articulated in the Debtors' Business Plan.

          69. A bankruptcy court's valuation of property and the issue of "fair and equitable" treatment under (S) 1129(b) are both questions of fact. Arnold
                                                                       ------
and Baker Farms, 177 B.R. at 653.
---------------

          70. For the reasons set forth above, I find that the Debtors have established, by a preponderance of the evidence, that the value of the Reorganized Debtors is substantially less than

$1.63 billion. Consequently, the shares owned by existing shareholders have no value. Existing shareholders are therefor not entitled to any recovery under the Plan, nor does the Plan provide creditors with recovery in excess of 100% of their claims. Accordingly, the Plan is fair and equitable to shareholders within the meaning of (S) 1129(b).

                                   EXHIBIT A

Exhibit A

     The following documents were filed with the Court. In Confirmation Order, these documents were admitted into evidence as part of the record related to confirmation.

------------------------------------------------------------------------------------------------------------------------------------
Filing         Docket    Document                                                    Service
Date            No.
------------------------------------------------------------------------------------------------------------------------------------
10/26/00       6732      Joint Plan of Reorganization of the Debtors Under           Affidavit of Service #6732 (Docket #6817),
                         Chapter 11 of the Bankruptcy Code                           10/31/00

                                                                                     Declaration of Service of #6804, 6732, 6733, &
                                                                                     6796 (Docket #6827), 10/31/00 -
------------------------------------------------------------------------------------------------------------------------------------
10/26/00       6733      Disclosure Statement for Joint Plan of Reorganization       Affidavit of Service #6733 (Docket #6816),
                         of the Debtors Under Chapter 11 of the Bankruptcy Code      10/31/00 -

                                                                                     Declaration of Service of #6804, 6732, 6733, &
                                                                                     6796 (Docket #6827), 10/31/00 -
------------------------------------------------------------------------------------------------------------------------------------
10/27/00       6796      Exhibit Book in Support of (i) Disclosure Statement for      Affidavit of Service #6796 (Docket #6815),
                         Joint Plan of Reorganization of the Debtors Under           10/31/00 -
                         Chapter 11 of the Bankruptcy Code and (ii) Joint Plan of
                         Reorganization of the Debtors Under Chapter 11 of the       Declaration of Service of #6804, 732, 6733, &
                         Bankruptcy Code                                             6796 (Docket #6827), 10/31/00 -
------------------------------------------------------------------------------------------------------------------------------------
10/30/00       6804      Notice of Filing (i) Disclosure Statement For Joint         Affidavit of Service #6804 (Docket #6814),
                         Plan of Reorganization, (ii) Joint Plan of                  10/31/00 -
                         Reorganization and (iii) Exhibit Book
------------------------------------------------------------------------------------------------------------------------------------
11/13/00       7085      First Amended Plan of Reorganization of the Debtors         Declaration of Service #7085, 7086, & 7087
                         Under Chapter 11 of the Bankruptcy Code                     (Docket #7139), 11/15/00 -
------------------------------------------------------------------------------------------------------------------------------------
11/13/00       7086      First Amended Disclosure Statement For First Amended        Declaration of Service #7085, 7086, & 7087
                         Joint Plan of Reorganization of the Debtors Under           (Docket #7139), 11/15/00 -
                         Chapter 11 of the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
11/13/00       7087      (First Amended) Exhibit Book in Support of (i)              Declaration of Service #7085, 7086, & 7087
                         Disclosure Statement for Joint Plan of Reorganization       (Docket #7139), 11/15/00 -
                         of the Debtors Under Chapter 11 of the Bankruptcy Code
                         and (ii) Joint Plan of Reorganization of the Debtors
                         Under Chapter 11 of the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
11/15/00       7088      Notice of Filing (i) First Amended Disclosure Statement     Declaration of Service #7085, 7086, & 7087
                         for Joint Plan of Reorganization, (ii) First Amended        (Docket #7139), 11/15/00 -
                         Joint Plan of Reorganization and (iii) Exhibit Book
------------------------------------------------------------------------------------------------------------------------------------
11/24/00       7310      Motion for Order (A) Approving the Debtors' Disclosure      Affidavit of Service Item #7310 (Docket No.
                         Statement; (B) Establishing a Record Date; (C)              7401), 11/29/00
                         Establishing Procedures with Respect to Confirmation of
                         the Plan; (D) Approving Solicitation Procedures; (E)
                         Approving the Form of Ballot and Voting Procedures and
                         (F) Approving the Relention of Bankruptcy Management
                         Corporation as Voting Agent for the Debtors
------------------------------------------------------------------------------------------------------------------------------------
12/18/00       7783      Second Amended Plan of Reorganization of the Debtors        Declaration of Service of Item #7783 & 7785,
                         Under Chapter 11 of the Bankruptcy Code                     (Docket No. 7826), 12/20/00)
------------------------------------------------------------------------------------------------------------------------------------
12/18/00       7784      Black Lined Second Amended Plan of Reorganization of        Declaration of Service of Item #7783 & 7785
                         the Debtors Under Chapter 11 of the Bankruptcy Code         (Docket No. 7826), 12/20/00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Filing      Docket     Document                                                        Service
Date        No.
------------------------------------------------------------------------------------------------------------------------------------
12/18/00    7785       Second Amended Disclosure Statement for Second Amended          Declaration of Service of Item #7783 & 7785
                       Joint Plan of Reorganization of the Debtors Under Chapter       (Docket No. 7826), 12/20/00
                       11 of the Bankruptcy Code                                       Declaration of Service of Item #7785 (Docket
                                                                                       No. 7923), 12/27/00

------------------------------------------------------------------------------------------------------------------------------------
12/18/00    7786       Exhibit Book in Support of (i) Second Amended Disclosure        Declaration of Service of Item #7785 (Docket
                       Statement for Joint Plan Reorganization of the Debtors          No. 7923), 12/27/00
                       Under Chapter 11 of the Bankruptcy Code and (ii) Second
                       Amended Joint Plan of Reorganization of the Debtors Under
                       Chapter 11 of the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
12/18/00    7787       Black Lined Second Amended Disclosure Statement for Joint       Declaration of Service of Item #7783 & 7785
                       Plan of Reorganization of the Debtors Under Chapter 11 of       (Docket No. 7826), 12/20/00
                       the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
12/13/00    7801       Schedules Filed with the Court Pursuant to the First
                       Amended Disclosure Statement for the First Amended Joint
                       Plan of Reorganization of the Debtors Under Chapter 11 of
                       the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
12/19/00    7815       Notice of Filing Black Lined Definitions for the Exhibit        Declaration of Service of Item #7783 & 7785
                       Book in Support of (i) Second Amended Disclosure                (Docket No. 7826), 12/20/00
                       Statement for Joint Plan Reorganization of the Debtors
                       Under Chapter 11 of the Bankruptcy Code and (ii) Second
                       Amended Joint Plan of Reorganization of the Debtors
                       Under Chapter 11 of the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
            7818       Notice of Filing Summary of Responses to Objections to          Affidavit of Service Item #7818 (Docket No.
                       the Disclosure Statement                                        7819), 12/20/00
------------------------------------------------------------------------------------------------------------------------------------
12/20/00    7890       Order Signed in Court (a) Approving the Debtors'                Declaration of Voting Agent Regarding
                       Disclosure Statement; (b) Establishing a Record Date; (c)       Solicitation and Tabulation of Votes
                       Establishing Procedures with Respect to Confirmation of         in Connection with Debtors' Third Amended
                       the Plan; (d) Approving Solicitation Procedures; (e)            Joint Plan of Reorganization, (Docket No.
                       Approving the Form of Ballot and Voting Procedures and          9529), 3/27/01 (See Volume 7 and 8 Tab 210
                       (f) Approving the Retention of Bankruptcy Management            for service list), 3/27/01
                       Corporation as Voting Agent for the Debtors
------------------------------------------------------------------------------------------------------------------------------------
12/26/00    7902       Third Amended Disclosure Statement For Third Amended            Declaration of Voting Agent Regarding
                       Joint Plan of Reorganization of the Debtors Under Chapter       Solicitation and Tabulation of Votes
                       11 of the Bankruptcy Code                                       in Connection with Debtors' Third Amended
                                                                                       Joint Plan of Reorganization, (Docket No.
                                                                                       9529) (See Volume 7 and 8 Tab 210 for service
                                                                                       list), 3/27/01
------------------------------------------------------------------------------------------------------------------------------------
12/26/00    7904       Exhibit Book in Support of (i) Third Amended Disclosure         Declaration of Voting Agent Regarding
                       Statement for Joint Plan Reorganization of the Debtors          Solicitation and Tabulation of Votes
                       Under Chapter 11 of the Bankruptcy Code and (ii) Third          in Connection with Debtors' Third Amended
                       Amended Joint Plan of Reorganization of the Debtors Under       Joint Plan of Reorganization, (Docket No.
                       Chapter 11 of the Bankruptcy Code                               9529) (See Volume 7 and 8 Tab 210 for service
                                                                                       list)
------------------------------------------------------------------------------------------------------------------------------------
                       1      Definitions
------------------------------------------------------------------------------------------------------------------------------------
                       2      Classification of the Debtors
------------------------------------------------------------------------------------------------------------------------------------
                       3      Committee Settlement Agreement
------------------------------------------------------------------------------------------------------------------------------------
                       4      Organizational Chart
------------------------------------------------------------------------------------------------------------------------------------
                       5      Joy: Historical Financial Information
------------------------------------------------------------------------------------------------------------------------------------
                       6      P&H: Historical Financial Information
------------------------------------------------------------------------------------------------------------------------------------
                       7      Liquidating Debtor Recovery Analysis
------------------------------------------------------------------------------------------------------------------------------------
                       8      Chart of Adjusted Claims against Each Debtor
------------------------------------------------------------------------------------------------------------------------------------
                       9      Chart of Projected Claims against Each Debtor
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Filing    Docket    Document                                                                   Service
Date       No.
------------------------------------------------------------------------------------------------------------------------------------
                     10     Stock Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
                     11     Background of Plan Administrator
------------------------------------------------------------------------------------------------------------------------------------
                     12     Exchange Rates
------------------------------------------------------------------------------------------------------------------------------------
                     13     HII Senior Notes Term Sheet
------------------------------------------------------------------------------------------------------------------------------------
                     14     Term Sheet for New HII Common Stock
------------------------------------------------------------------------------------------------------------------------------------
                     15     Liquidation Analyses for the Reorganizing Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     16     Debtor's Projected Financial Information (includes (a) business plan narrative; (b) pro forma projected, consolidated financial statements, and (c) footnotes to the financial statements)
------------------------------------------------------------------------------------------------------------------------------------
                     17     Exit Financing Term Sheet
------------------------------------------------------------------------------------------------------------------------------------
                     18     Projected ARC
------------------------------------------------------------------------------------------------------------------------------------
                     19     Secured Claims
------------------------------------------------------------------------------------------------------------------------------------
                     20     Intercompany: Loans
------------------------------------------------------------------------------------------------------------------------------------
                     21     Intercompany: Trade and Advances
------------------------------------------------------------------------------------------------------------------------------------
                     22     Intercompany: Administrative Claims between the Reorganizing
                            Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     23     Intercompany: Administrative Claims between the Liquidating
                            Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     24     Certain Employment Related Prepetition Agreements to be Assumed
                            by the Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     25     Restructuring Transactions
------------------------------------------------------------------------------------------------------------------------------------
                     26     Liquidating Debtor Asbestos Claims
------------------------------------------------------------------------------------------------------------------------------------
                     27     Post-Petition Accommodations
------------------------------------------------------------------------------------------------------------------------------------
                     28     Outstanding Letters of Credit
------------------------------------------------------------------------------------------------------------------------------------
                     29     Guarantees to be assumed by HII
------------------------------------------------------------------------------------------------------------------------------------
                     30     Executory Contracts and Unexpired Leases not listed on Schedule G but Assumed as of the Effective Date by the Reorganizing Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     31     Executory Contracts and Unexpired Leases to be Assumed by the
                            Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     32     Executory Contracts and Unexpired Leases not Listed on Schedule G
                            but Rejected as of Effective Date by the Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     33     Executory Contracts and Unexpired Leases to be Assumed by the
                            Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     34     Contracts Listed on Schedule G that are Not Executory and will not be Assumed or Rejected Under the Plan
------------------------------------------------------------------------------------------------------------------------------------
                     35     Proposed Cure Amounts for Executory Contracts and Unexpired
                            Leases to be Assumed by the Reorganizing Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     36     Proposed Cure Amounts for Executory Contracts and Unexpired Leases
                            to be Assumed by the Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Filing         Docket         Document                                                            Service
 Date           No.
------------------------------------------------------------------------------------------------------------------------------------
                              37    Lists of Proofs of Claim filed by Customers or Related
                                    Parties asserting Warranty Claims; those Proofs of Claim
                                    Shall be Expunged as of the Effective Date
------------------------------------------------------------------------------------------------------------------------------------
                              38    HII (and subsidiaries other than P&II, Joy and Beloit)
                                    Retained Actions Schedule
------------------------------------------------------------------------------------------------------------------------------------
                              39    P&H (and subsidiaries) Retained Actions Schedule
------------------------------------------------------------------------------------------------------------------------------------
                              40    Joy (and subsidiaries) Retained Actions Schedule
------------------------------------------------------------------------------------------------------------------------------------
                              41    Beloit (and subsidiaries) Retained Actions Schedule
------------------------------------------------------------------------------------------------------------------------------------
                              42    Princeton Paper Company LLC Retained Actions Schedule
------------------------------------------------------------------------------------------------------------------------------------
                              43    Joy Environmental Technologies, Inc. Retained Actions
                                    Schedule
------------------------------------------------------------------------------------------------------------------------------------
                              44    Joy Power Products Retained Actions Schedule
------------------------------------------------------------------------------------------------------------------------------------
                              45    List of Insurance Carriers
------------------------------------------------------------------------------------------------------------------------------------
                              46    Union Claims that will be Expunged as of Effective Date
------------------------------------------------------------------------------------------------------------------------------------
                              47    List of Proof of Claims filed by Creditors whose Executory
                                    Contracts or Unexpired Leases are Assumed Herein, these
                                    Proofs of Claim Shall be Expunged as of the Effective Date
------------------------------------------------------------------------------------------------------------------------------------
                              48    List of Proof of Claims filed by Creditors whose Executory
                                    Contracts or Unexpired Leases are Assumed Herein, these
                                    Proofs of Claim Shall be Reduced as of the Effective Date
------------------------------------------------------------------------------------------------------------------------------------
                              49    List of Non-Qualified Benefit Plan Claims that shall be
                                    Reduced to Reflect Payments Not Made on Before February
                                    28, 2001 (as described in Section IV (I)(I)(b)(I) of the
                                    Disclosure Statement
------------------------------------------------------------------------------------------------------------------------------------
                              50    Identity and Compensation of Officers and Directors for each
                                    New Debtor
------------------------------------------------------------------------------------------------------------------------------------
                              51    Identity of Officers and Directors for each Liquidating Debtor
                                    (other than Beloit)
------------------------------------------------------------------------------------------------------------------------------------
                              52    List of Adjusted Administrative Claims filed against
                                    Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------
                              53    List of Secured Claims against Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------
 12/27/00       7929          Disclosure Statement and Plan Summary Regarding the Debtors'         Declaration of Voting Agent
                              Proposed Third Amended Plan of Reorganization (Shareholders'         Regarding Solicitation and
                              Disclosure Statement and Plan Summary)                               Tabulation of Votes in Connection
                                                                                                   with Debtors' Third Amended Joint
                                                                                                   Plan of Reorganization, (Docket
                                                                                                   No. 9529) (See Volume 7 and 8 Tab
                                                                                                   210 for service list), 3/27/01
------------------------------------------------------------------------------------------------------------------------------------
 12/28/00       7942          Summary of Third Amended Disclosure Statement for Third Amended
                              Joint Plan of Reorganization of the Debtors Under Chapter 11
                              of the Bankruptcy Code Solely as it Relates to Hamischfeger
                              Industries, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 12/29/00       7951          Hearing Transcript for the 12/20/00 hearing
  (Filed)
------------------------------------------------------------------------------------------------------------------------------------
  1/05/01       8069          Notice of Errata Item #7902                                          Declaration of Service of Item
                                                                                                   #8069 & #8213 (Docket No. 8343),
                                                                                                   1/19/01
------------------------------------------------------------------------------------------------------------------------------------
  1/08/01       8191          Order Approving Letters in Support of Third Amended Plan of
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Filing    Docket     Document                                                            Service
Date      No.
------------------------------------------------------------------------------------------------------------------------------------
                     Reorganization from Hamischfeger Creditors Committee and the
                     Beloit Committee for Item #7902
------------------------------------------------------------------------------------------------------------------------------------
1/16/01   8213       Third Amended Joint Plan of Reorganization of the Debtors           Declaration of Service of Item #8069 &
                     Under Chapter 11 of the Bankruptcy Code                             #8213 (Docket No. 8343), 1/19/01
------------------------------------------------------------------------------------------------------------------------------------
3/5/01    9119       Motion for Order (A) Establishing A Distribution Record Date        Declaration of Service Re: Item #9119
                     and Related Procedures; (B) Establishing a Second Administrative    (Docket No. 9222), 3/7/01
                     Bar Date and Related Procedures; (C) Establishing Deadline by
                     Which Debtors Must Object to Claims; and (D) Extending Statute
                     of Limitations Under 11 U.S.C. 546(a)(1)(A)
------------------------------------------------------------------------------------------------------------------------------------
3/7/01    9232       Notice of Motion and Hearing on 03/20/2001 at 02.00 P.M. at 824     Declaration of Service of Item #8213
                     Market Street, 6th Floor, Courtroom #2, Wilmington, DE 19801        (Docket No. 9233), 3/8/01
                     Re: Item # 9119
                                                                                         Supplemental Declaration of Service of
                                                                                         Item 9232 (Docket No. 9464), 3/21/01
------------------------------------------------------------------------------------------------------------------------------------
3/20/01   9394       Order Establishing (A) Establishing A Distribution Record Date      Notice of Order Published in the Wall
                     and Related Procedures; (B) Establishing a Second Administrative    Street Journal, Global Edition. Affidavit
                     Bar Date and Related Procedures; (C) Establishing Deadline by       of Service to be Filed Before the
                     Which Debtors Must Object to Claims; and (D) Extending Statute      Confirmation Date
                     of Limitations Under 11 U.S.C. 546(a)(1)(A)
------------------------------------------------------------------------------------------------------------------------------------
3/2701    9529       Declaration of Voting Agent Regarding Solicitation and              Declaration of Service Item #9529 & 9529A
          & 9529A    Tabulation of Votes in Connection with Debtors' Third Amended       (Docket 9573) 3/30/01
                     Joint Plan of Reorganization, (Vol. 1-2)
------------------------------------------------------------------------------------------------------------------------------------
                     1        Class Summary of Timely Received Ballots
------------------------------------------------------------------------------------------------------------------------------------
                     2        Detail of Timely Received Ballots
------------------------------------------------------------------------------------------------------------------------------------
                     3        Service List-Solicitation Package Recipients-Creditors
                              of HII
------------------------------------------------------------------------------------------------------------------------------------
                     4        Service List-Solicitation Package Recipients-Creditors
                              of Note Group
------------------------------------------------------------------------------------------------------------------------------------
                     5        Service List-Solicitation Package Recipients-Creditors
                              of Stock Group
------------------------------------------------------------------------------------------------------------------------------------
                     6        Service List-Solicitation Package Recipients-Creditors
                              of Liquidating Debtors
------------------------------------------------------------------------------------------------------------------------------------
                     7        Service List-Master Ballot Recipients identified in the
                              Solicitation Procedures Order
------------------------------------------------------------------------------------------------------------------------------------
                     8        Service List-Recipients of the Notice of Non-Voting
                              Status with Respect to Unimpaired Classes Deemed
                              to Accept the Plan
------------------------------------------------------------------------------------------------------------------------------------
                     9        Service List-Recipients of the Notice of Non-Voting
                              Status with Respect to Impaired Classes Deemed to
                              Accept the Plan
------------------------------------------------------------------------------------------------------------------------------------
                    10        Service List-Recipients of The Contract Counter Party
                              Notice
------------------------------------------------------------------------------------------------------------------------------------
                    11        Service List-Recipients of The 2002 Notice and Non-Voting
                              Packages (Requested special notice under FRBP 2002)
------------------------------------------------------------------------------------------------------------------------------------
                    12        Service List-Recipients of Non-voting Packages
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Filing     Docket     Document                                                                     Service
 Date       No.
------------------------------------------------------------------------------------------------------------------------------------
                       13    Service List-Recipients of Shareholders' Disclosure Statement,
                             the Equity Confirmation Hearing Notice and Debtors'
                             Recommendation Letter Dated December 29, 2000
------------------------------------------------------------------------------------------------------------------------------------
                       14    Supplemental Solicitation Materials (committee letters in support of the Plan together with a cover memo and a summary of certain critical dates)
------------------------------------------------------------------------------------------------------------------------------------
                       15    Service List-Recipients of Solicitation Materials as Requested by
                             Parties in Interest
------------------------------------------------------------------------------------------------------------------------------------
 3/2801     9522       Plan Supplement - First and Notice of (A) Bar Date for Filing Claims Based   Affidavit of Service Item #9522
                       on Rejected Contracts and (B) date to Object to any Proposed Cure Amount     (Docket No. 9523), 3/28/01
                       for Assumed Contracts
                                                                                                    Declaration of Service Item
                                                                                                    #9522 (Docket No. 9548),
                                                                                                    3/30/01
------------------------------------------------------------------------------------------------------------------------------------
                       A     Contracts to be Addressed By Separate Order of the Bankruptcy
                             Court (This is a new Exhibit, not previously included in the
                             Exhibit Book in Support of the Plan and Disclosure Statement
                             dated as of December 22, 2000 (the "Exhibit Book")
------------------------------------------------------------------------------------------------------------------------------------
                       B     Executory Contracts and Unexpired Leases not listed on
                             Schedule G but Assumed as of the Effective Date by the
                             Reorganizing Debtors (Tab 30 of the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       C     Executory Contracts and Unexpired Leases to be Rejected by the
                             Reorganizing Debtor (Tab 31 of the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       D     Executory Contracts and Unexpired Leases not listed on
                             Schedule G but Rejected as of Effective Date by the
                             Liquidating  Debtors (Tab 32 of the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       E     Executory Contracts and Unexpired Leases to be Assumed by the
                             Liquidating Debtors (Tab 33 of the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       F     Contracts Listed On Schedule G that are Not Executory and will not be Assumed or Rejected Under the Plan (Tab 34 of the
                             Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       G     Proposed Cure Amounts for Executory Contracts and Unexpired
                             Leases to be Assumed by the Reorganizing Debtors (Tab 35 of
                             the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       H     Proposed Cure Amounts for Executory Contracts and Unexpired
                             Leases to be Assumed by the Liquidating Debtors (Tab 36 of
                             the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       I     HII (and subsidiaries other than P&H, Joy and Beloit) Retained
                             Actions Schedule (Tab 38 of the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       J     P&H (and subsidiaries) Retained Actions Schedule (Tab 39 of the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       K     Joy (and subsidiaries) Retained Actions Schedule (Tab 40 of the
                             Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------
                       L     Beloit (and subsidiaries) Retained Actions Schedule (Tab 41 of the Exhibit Book)
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Filing    Docket    Document                                                                   Service
Date      No.
-----------------------------------------------------------------------------------------------------------------------------------
                    M         Princeton Paper Company LLC Retained Actions Schedule (Tab
                              42 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    N         Joy Environmental Technologies, Inc. Retained Actions
                              Schedule (Tab 43 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    O         Joy Power Products Retained Actions Schedule (Tab 44 of
                              the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    P         List of Proofs of Claim filed by Creditors whose Executory
                              Contracts or Unexpired Leases are assumed herein, these proofs of claim shall be expunged as of the Effective Date (Tab 47 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    Q         List of Proofs of Claim filed by Creditors whose Executory
                              Contracts or Unexpired Leases are assumed herein, these proofs of claim shall be reduced as of the Effective Date (Tab 48 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
3/28/01   9527      Certain Exhibits in Support of Confirmation of the Third Amended            Declaration of Service Item #9561
                    Joint Plan of Reorganization of the Debtors Under Chapter 11 of             (Docket No. 9573), 3/30/01
                    the Bankruptcy Code
                                                                                                Additional Affidavit of Service
                                                                                                Attached
-----------------------------------------------------------------------------------------------------------------------------------
                    A         Liquidating Debtor Recovery Analysis (Tab 7 of the
                              Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    B         Chart of Adjusted Claims Against Each Debtors (Tab 8
                              of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    C         Chart of Projected Claims against Each Debtors (Tab 9
                              of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    D         Debtor's Projected Financial Information (includes (a)
                              business plan narrative; (b) pro forma projected,
                              consolidated financial statements, and (c) footnotes to
                              the financial statements) (Tab 16 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    E         Projected ARC (Tab 18 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    F         Secured Claims (Tab 19 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    G         Intercompany: Administrative Claims between the Reorganizing
                              Debtors (Tab 22 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    H         Intercompany: Administrative Claims between the Liquidating
                              Debtors (Tab 23 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    I         Post-Petition Accommodations (Tab 27 of Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    J         Outstanding Letters of Credit (Tab 28 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    K         Guarantees to be Assumed by IIII (Tab 29 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    L         List of Adjusted Administrative Claims Filed Against Each
                              Liquidating Debtor (Tab 52 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    M         List of Secured Claims Filed Against Each Liquidating Debtor
                              (Tab 53 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------
                    N         Background of Plan Administrator (Tab 11 of the Exhibit Book)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Filing    Docket   Document                                                            Service
Date      No.
-----------------------------------------------------------------------------------------------------------------------------------
3/28/01   9521     Debtors' Response to the Equity Committee's Objection to            Affidavit of Service Item #9521 (Docket
                   Confirmation of the Third Amended Joint Plan of Reorganization      No. 9528), 3/28/01

                                                                                       Declaration of Service Item #9521 (Docket
                                                                                       No. 9573), 4/2/01
-----------------------------------------------------------------------------------------------------------------------------------
3/30/01    9574    Amended Notice of the Identification of (A) Directors and Officers  Declaration of Service Item #9574 (Docket
                   of the New Debtors; (B) Directors and Officers of the liquidating   No. 9584), 4/2/01
                   Debtors and (C) Plan Administrator
-----------------------------------------------------------------------------------------------------------------------------------
3/30/01   9558     Debtors' Motion Seeking an Order Approving Technical Modifications  Declaration of Service Item #9558 (Docket
                   to Third Amended Joint Plan of Reorganization of the Debtors        No. 9584), 4/2/01
                   Under Chapter 11 of the Bankruptcy Code
-----------------------------------------------------------------------------------------------------------------------------------
3/30/01   9560     Debtors' Response to Objections and Memorandum in Support of        Declaration of Service Item #9560 (Docket
                   Confirmation of the Third Amended Joint Plan of Reorganization,     No. 9584), 4/2/01
                   as Modified, of the Debtors Under Chapter 11 of the Bankruptcy
                   Code
-----------------------------------------------------------------------------------------------------------------------------------
                   A    Affidavit of James A. Chokey in Support of Debtors'
                        Response to Objections and Memorandum of Law in
                        Support of Confirmation of the Third Amended Joint Plan
                        of Reorganization of the Debtors under Chapter 11 of the
                        Bankruptcy Code
-----------------------------------------------------------------------------------------------------------------------------------
                   B    Affidavit of John DiClemente Relating to the Ellisons'
                        Objection to the Plan
-----------------------------------------------------------------------------------------------------------------------------------
                   C    Portions of the 12/20/00 Disclosure Statement Hearing
                        Transcript
-----------------------------------------------------------------------------------------------------------------------------------
                   D    Portions of the Order Signed in Court (a) Approving the
                        Debtors' Disclosure Statement; (b) Establishing a Record
                        Date; (c) Establishing Procedures with Respect to
                        Confirmation of the Plan; (d) Approving Solicitation
                        Procedures; (e) Approving the Form of Ballot and Voting
                        Procedures and (f) Approving the Retention of Bankruptcy
                        Management Corporation as Voting Agent for the Debtors
                        entered on December 20, 2000
-----------------------------------------------------------------------------------------------------------------------------------
                   E    Master Ballot of the Note Group Debtors for Accepting or
                        Rejecting the Third Amended Joint Plan of Reorganization
                        of the Debtors Under Chapter 11 of the Bankruptcy Code
-----------------------------------------------------------------------------------------------------------------------------------
                   F    Affidavit of Paul P. Huffard with Respect to Best Interests under 11 U.S.C. 1129(a)(7)
-----------------------------------------------------------------------------------------------------------------------------------
                   G    Affidavit of David L. Eaton in Support of the Committee
                        Settlement Agreement
-----------------------------------------------------------------------------------------------------------------------------------
                   H    Portion of the Confirmation Hearing Transcript from In re
                        Nutramax Products, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
                   I    Proposed Order Confirming Third Amended Joint Plan of
                        Reorganization of the Debtors Under Chapter 11 of the
                        Bankruptcy Code
-----------------------------------------------------------------------------------------------------------------------------------
3/30/01   9561     Affidavit of Kenneth A. Hiltz in support of Debtors Response to     Declaration of Service Item #9561 (Docket
                   Objections and Memorandum of Law in Support of Approval of the      No. 9584), 4/2/01
                   Third Amended Joint Plan of Reorganization
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Filing    Docket    Document                                                        Service
Date      No.
-----------------------------------------------------------------------------------------------------------------------------------
3/30/01   9547      Third Amended Joint Plan of Reorganization, As Modified, of     Declaration Forthcoming
                    the Debtors Under Chapter 11 of the Bankruptcy Code
-----------------------------------------------------------------------------------------------------------------------------------
4/3/01    9645      Memorandum Explaining Feasibility of Liquidation Subplan        Declaration of Service Item #9645 (Docket No.
                                                                                    TBD), 4/9/01
-----------------------------------------------------------------------------------------------------------------------------------
                    A    Affidavit of Kenneth A. Hiltz in Support of Debtors'
                         Explanation of Feasibility of Liquidating Debtors'
                         Subplan
-----------------------------------------------------------------------------------------------------------------------------------
                    B    Affidavit of Gene M. Linkmeyer, Esq.
-----------------------------------------------------------------------------------------------------------------------------------
                    C    Affidavit of Kevin J. Domack In Support of the Third
                         Amended Joint Plan of Reorganization of the Debtors
                         Under Chapter 11 of the Bankruptcy Code, As Modified
-----------------------------------------------------------------------------------------------------------------------------------
                    D    Debtor's Supplemental Objection to Request for Payment
                         by Dr. Erhard Hackl
-----------------------------------------------------------------------------------------------------------------------------------
4/3/01    9642      Notice of Commitment Letter for Exit Financing Facility for     Declaration of Service Item #9642 (Docket No.
                    the Reorganization Debtors                                      TBD), 4/9/01
-----------------------------------------------------------------------------------------------------------------------------------
                    A    Commitment Letter for Exit Financing Facility for the
                         Reorganizing Debtors
-----------------------------------------------------------------------------------------------------------------------------------
4/2/01    9581      Motion for Entry of an Order Pursuant to 11 U.S.C. 105 and      Declaration of Service Item #9581 (Docket No.
                    363 Authorizing Reorganizing Debtors to Pay Certain Fees        TBD), 4/9/01
                    Under the Exit Financing Commitment Letter with Deutsche
                    Banc Alex. Brown Inc. and Bankers Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
                    A    Commitment Letter for Exit Financing Facility for the
                         Reorganizing Debtors
-----------------------------------------------------------------------------------------------------------------------------------
4/2/01    9588      Notice of Termsheet Under Which Hamischfeger Industries,        Declaration of Service Item #9588 (Docket No.
                    Inc. will Provide Exit Financing to Beloit Corporation and      TBD), 4/9/01
                    the Liquidating Trust
-----------------------------------------------------------------------------------------------------------------------------------
                    A    HII to Beloit Line of Credit Term Sheet
-----------------------------------------------------------------------------------------------------------------------------------
4/3/01    9643      Schedules/Exhibits Filed with the Court Pursuant to the         Affidavit forthcoming
                    Third Amended Joint Plan of Reorganization, As Modified,
                    of the Debtors Under Chapter 11 of the Bankruptcy Code
-----------------------------------------------------------------------------------------------------------------------------------
                         Executory Contracts and Unexpired Leases already
                    A    rejected by the Reorganizing Debtors
-----------------------------------------------------------------------------------------------------------------------------------
                         Executory Contracts and Unexpired Leases already
                    B    assumed by the Reorganizing Debtors
-----------------------------------------------------------------------------------------------------------------------------------
                         Executory Contracts and Unexpired Leases already
                    C    Rejected by the Liquidating Debtors
-----------------------------------------------------------------------------------------------------------------------------------
                         Executory Contracts and Unexpired Leases already
                    D    assumed by the Liquidating Debtors
-----------------------------------------------------------------------------------------------------------------------------------
                    E    Indentured for the HII Senior Notes, among New HII,
                         as Issuer, P&H and Joy, as Guarantors, and __________],
                         as Trustee
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
 Filing         Docket         Document                                                            Service
 Date           No.
-------------------------------------------------------------------------------------------------------------------------
                               F    Plan Administrator Agreement
-------------------------------------------------------------------------------------------------------------------------
                               G    Registration Rights Agreement
-------------------------------------------------------------------------------------------------------------------------
 4/2/01         9579           Motion for Order Approving Settlement Agreement                     Affidavit forthcoming
                               with Valmet Pursuant to Fed.R.Banks.P.9019
----------------------------------------------------------------------------------------------------------------------
                               A    Settlement Agreement
-----------------------------------------------------------------------------------------------------------------------
                               Objections to the Third Amended Plan of Reorganization
-----------------------------------------------------------------------------------------------------------------------
                8527           1    Joyce and Larry Ellison
-----------------------------------------------------------------------------------------------------------------------
                8531,          2    United Steelworkers of America, AFL-CIO and the Maurer Class
                8561
-----------------------------------------------------------------------------------------------------------------------
                8555           3    International Union, UAW
-----------------------------------------------------------------------------------------------------------------------
                8525           4    Illinois EPA
-----------------------------------------------------------------------------------------------------------------------
                8521           5    Procter & Gamble Paper Products
-----------------------------------------------------------------------------------------------------------------------
                8520           6    Central National-Gottesnian Inc.
-----------------------------------------------------------------------------------------------------------------------
                8522           7    Georgia Pacific Corporation and Nekoosa Paper, Inc
-----------------------------------------------------------------------------------------------------------------------
                8523           8    International Business Machines Corporation and IBM Credit
                                    Corporation
-----------------------------------------------------------------------------------------------------------------------
                8526           9    SAP America, Inc.
-----------------------------------------------------------------------------------------------------------------------
                8462          10    CIT Communications Finance Corporation
-----------------------------------------------------------------------------------------------------------------------
                8529          11    CNA Companies
-----------------------------------------------------------------------------------------------------------------------
                8530          12    Beloit Austria GmbH
-----------------------------------------------------------------------------------------------------------------------
                8524          13    Wells Fargo Bank Minnesota, National Association
-----------------------------------------------------------------------------------------------------------------------
                8665          14    Beloit Walmsley
-----------------------------------------------------------------------------------------------------------------------
                8528          15    U.S. Trustee
-----------------------------------------------------------------------------------------------------------------------
                8502          16    Wisconsin Department of Work Force Development
-----------------------------------------------------------------------------------------------------------------------
                9253          17    Equity Committee Shareholders of HII
-----------------------------------------------------------------------------------------------------------------------
                9091          18    Range Energy Resources
-----------------------------------------------------------------------------------------------------------------------
                8891          19    Daryll Adamczak: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                8975          20    Lorie A. Alvarez: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                Not on        21    Eugene Antoniewicz: Shareholder of HII
                Docket
-----------------------------------------------------------------------------------------------------------------------
                8600          22    Jerome Barbour: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                8942          23    Dorothy Boroughs: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                Not on        24    Ricky Brantley: Shareholder of HII
                Docket
-----------------------------------------------------------------------------------------------------------------------
                8838          25    Neil H. Brenner: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                8590          26    James L. Burmeister: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                8700          27    Robert W. Church: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                8588          28    Douglas A. Cotey: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                8909          29    Major W. Cox: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------
                8889          30    Daniel H. Dawe: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Filing   Docket    Document                                                                 Service
Date     No.
-----------------------------------------------------------------------------------------------------------------------------------
         Not on    31     Larry Deuts: Shareholder of HII
         Docket
-----------------------------------------------------------------------------------------------------------------------------------
         8998      32     Duane W. Dohse: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8890      33     Ernest H. Doyle, Jr. and Fay H. Doyle: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8847      34     Harold A. Dulan: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8837      35     Thomas L. Dunleavy: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8979      36     Steve S. Eron: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8866      37     Robert W. Falash: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8601      38     Robert D. Fleming: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8976      39     Larry Gabriel: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8977      40     Leo J. Gilpin: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8855      41     Shirley A. Gritt: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8855      42     Valerie A. Gritt: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         7935      43     Pierre Haber
-----------------------------------------------------------------------------------------------------------------------------------
         8978      44     Edward G. Hacker: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         9082      45     Frank Hazi: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8682      46     Robert J. and Daryl K. James: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8898      47     Pat Jodarski: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8926      48     Murray Jones: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8849      49     Richard W. Karko: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8853      50     Leo and Barbara Kemper: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8974      51     Patrick Konen: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8850      52     Johnny Manning: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8854      53     Richard A. Marquardt: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8888      54     Donnie and Patricia Martin: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8057      55     JJ Mehail Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         Not on    56     Larry Mismash: Shareholder of HII
         Docket
-----------------------------------------------------------------------------------------------------------------------------------
         8925      57     Richard A. Mueller: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         9081      58     Karl L. Nilson: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8589 &    59     Lawrence E. Norris: Shareholder of HII
         8602
-----------------------------------------------------------------------------------------------------------------------------------
         884       60     Gustavo Olmos: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8699      61     Gary Patk: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8695      62     Mark S. and Maryan L.  Pfaff: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8580      63     Harold N. Philippsen, Jr.: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8887      64     Gerald Pobuda: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8459      65     Mohammed Y. Queresshi: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8883      66     Jack Raibolt: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8861      67     Gary Rucinski: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8697      68     J.R. Scott: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------
         8886      69     Vogesh and Mrudula Shah: Shareholder of HII
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Filing    Docket    Document                                                         Service
Date      No.
------------------------------------------------------------------------------------------------------------------------------------
          8892      70   Kathleen M. Shimek: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8851      71   Rajko Sindjelic: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8867      72   William W. Stone: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          9129      73   Thomas S. Thompson: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8848      74   Samuel J. Throckmorton: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8698      75   Steven A. Ullenberg Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8591      76   Regina L. Van Antwerpen: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8852      77   Larry C. Vaughn: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8854      78   Leslie L. Vorpahl: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8856      79   Robert T. Vorpahl: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8859      80   Francis Waldorf: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          8892      81   Donald J. Williams: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
          Not on    82   E.W. Wight: Shareholder of HII
          Docket
------------------------------------------------------------------------------------------------------------------------------------
          Not on    83   Anthony Wojcik: Shareholder of HII
          Docket
------------------------------------------------------------------------------------------------------------------------------------
          8885      84   Gregory and Janet Zelewski: Shareholder of HII
------------------------------------------------------------------------------------------------------------------------------------
3/30/01   9546      Declaration of Ronald Kaplan in support of HII
                    Creditor's Committee's Memorandum
------------------------------------------------------------------------------------------------------------------------------------
4/2/01    9575      Memorandum of Law in support of confirmation of Debtor's
                    Third Amended Plan of Reorganization (Beloit Committee)
------------------------------------------------------------------------------------------------------------------------------------
3/30/01   9545      Memorandum of Law in support of approval of Committee
                    Settlement Agreement as Incorporated into Debtor's Plan of
                    Reorganization (HII Committee)
------------------------------------------------------------------------------------------------------------------------------------
3/23/01   9507      Notice of the Identification of (A) Directors and Officers       Declaration of Service item #9507 (Docket No.
                    of the New Debtors: (B) Directors and Officers of the            9585), 4/2/01
                    Liquidating Debtors and (C) Plan Administrator
------------------------------------------------------------------------------------------------------------------------------------
4/02/01   9587      Notice of the Identification of the members of the Advisory      Declaration of Service item #9587 (Docket No.
                    Committee                                                        TBD), 4/9/01
------------------------------------------------------------------------------------------------------------------------------------
4/09/01   TBD       Third Amended Joint Plan of Reorganization, As Modified, of      Declaration Forthcoming
                    the Debtors Under Chapter 11 of the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
4/09/01   TBD       [Proposed} Order Confirming Third Amended Joint Plan of          Declaration Forthcoming
                    Reorganization of the Debtors Under Chapter 11 of the
                    Bankruptcy Code and Approving Technical Modification Thereof
------------------------------------------------------------------------------------------------------------------------------------
04/09/01  TBD       Debtors' Second Motion Seeking an Order Approving Technical      Declaration Forthcoming
                    Modifications to Third Amended Joint Plan or Reorganization
                    of the Debtors Under Chapter 11 of the Bankruptcy Code
------------------------------------------------------------------------------------------------------------------------------------
4/13/01   TBD       Affidavit of David J. Boland in Support of Debtor's and          Declaration Forthcoming
                    Beloit Committees Analysis of Feasibility of Liquidating
                    Debtor's Subplans
------------------------------------------------------------------------------------------------------------------------------------
4/17/01   TBD       Beloit Exit Financing Definitive Documents                       Declaration Forthcoming
------------------------------------------------------------------------------------------------------------------------------------
4/17/01   TBD       Affidavit of Kenneth A. Hiltz in Support of Debtors;             Declaration Forthcoming
                    Explanation of Feasibility of Reorganizing Debtors' Subplan
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Filing    Docket    Document                                                         Service
Date      No.
------------------------------------------------------------------------------------------------------------------------------------
4/17/01   TBD       Affidavit of John Nils Hanson in Support of the Plan's           Declaration Forthcoming
                    Release and Exculpation Provisions
------------------------------------------------------------------------------------------------------------------------------------

                        All Documents Admitted At Trial

                                   EXHIBIT B

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:                                  )
                                        )    Chapter 11
HARNISCHFEGER INDUSTRIES,               )
INC., et al./1/,                        )    Case No. 99-2171 (PJW)
                                        )    (Jointly Administered)
                Debtors.                )
----------------------------------------)


           NOTICE OF (A) ENTRY OF CONFIRMATION ORDER; (B) EFFECTIVE
                DATE; (C) ANTICIPATED INITIAL PAYMENT DATE AND
       (D) DEADLINE OF FILE PROOFS OF CLAIM FOR REJECTION DAMAGE CLAIMS
       ----------------------------------------------------------------

                        (A) ENTRY OF CONFIRMATION ORDER

          The United States District Court for the District of Delaware (the "Court") entered an order (the "Confirmation Order") on April __, 2001, confirming the Third Amended Joint Plan of Reorganization, as modified, of the Debtors under Chapter 11 of the Bankruptcy Code (the "Plan").

                              (B) EFFECTIVE DATE

          On May __ 2001, the Plan became effective pursuant to its terms.


                           (C) INITIAL PAYMENT DATE

_______________________

   /1/ The Debtors are the following entities: Harnischfeger Industries,
Inc., American Alloy Company, American Longwall Face Conveyors, Inc., American Longwall, Inc., American Longwall Mexico, Inc., American Longwall Rebuild, Inc., American Longwall Roof Supports, Inc., Beloit Corporation, Beloit Holdings, Inc., Beloit International Services, Inc., Beloit Iron Works, Inc., Beloit Pulping Group Inc., Beloit Technologies, Inc., Benefit, Inc., BWRC Dutch Holdings, Inc., BWRC, Inc., Dobson Management Services, Inc., Dobson Park Industries, Inc., Ecolaire Export FSC, Inc., Ecolaire Incorporated, Field Repair Services, LLC, Fitchburg Corporation, Gullick Dobson Inc., Harnischfeger Corporation a/k/a P&H Mining and a/k/a Harnco, Harnischfeger Credit Corporation, Harnischfeger Overseas, Inc., Harnischfeger Technologies. Inc., Harnischfeger World Services Corporation, HCHC, Inc., HCHC UK Holdings, Inc., HIHC, Inc., The Horsburgh & Scott Company, J.P.D., Inc., Joy MM Delaware, Inc., Joy Energy Systems, Inc., Joy Environmental Technologies, Inc., Joy International Sales Corporation, Inc., Joy Power Products, Inc., Joy Technologies Inc. d/b/a Joy Mining Machinery, Joy Technologies Delaware, Inc., JTI UK Holdings, Inc., Mining Services, Inc., MIP Products, Inc., New Ecolaire, Inc., Optical Alignment Systems and Inspection Services, Inc., Peabody & Wind Engineering Corporation, PEAC, Inc., PEOC Inc., PMAC, Inc., Princeton Paper Company L.L.C. a/k/a Fitchburg, P.W.E.C., Inc., Rader Resource Recovery, Inc., RCHH, Inc., RYL, LLC, Smith Machine Works, Inc., SMK Company, South Shore Corporation, and South Shore Development, LLC.

          The Debtors anticipate that the Initial Payment Date under the Plan will occur on or about June __, 2001.

             (D) DEADLINE BY WHICH REJECTION CLAIMS MUST BE FILED

          Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan must be (i) filed with the Debtors' Claims Agent, Poorman-Douglas Corporation, 10300 SW Allen Blvd., Beaverton, OR 97005-4833,
Attn: Harnischfeger Industries, Inc. and (ii) served on the Debtors' Voting Agent, Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245, Attn: Harnischfeger Industries, Inc. no later than [June _, 2001].

          ANY CLAIM NOT FILED BY JUNE _, 2001 IN ACCORDANCE WITH THE ABOVE PROCEDURES WILL BE FOREVER BARRED.

     If you wish to obtain a copy of the Plan or Confirmation Order, please contact BMC at 1-888-909-0100.

               This Notice is being sent to you by Court Order.

Dated: April __, 2001

                                   EXHIBIT C

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:
                                     )
                                     )    Chapter 11
HARNISCHFEGER INDUSTRIES,            )
INC., et al./1/,                     )    Case No. 99-2171 (PJW)
                                     )    (Jointly Administered)
                Debtors.             )
-------------------------------------)










___________________________

     /1/ The Debtors are the following entities: Harnischfeger Industries,
Inc., American Alloy Company, American Longwall Face Conveyors, Inc., American Longwall, Inc., American Longwall Mexico, Inc., American Longwall Rebuild, Inc., American Longwall Roof Supports, Inc., Benefit, Inc., Dobson Management Services, Inc., Dobson Park Industries, Inc., Ecolaire Export FSC, Inc., Ecolaire Incorporated, Field Repair Services, LLC, Gullick Dobson Inc., Harnischfeger Corporation a/k/a P&H Mining and a/k/a Harnco, Harnischfeger Credit Corporation, Harnischfeger Overseas, Inc., Harnischfeger Technologies, Inc., Harnischfeger World Services Corporation, HCHC, Inc., HCHC UK Holdings, Inc., HIHC, Inc., The Horsburgh & Scott Company, J.P.D., Inc., Joy MM Delaware, Inc., Joy Energy Systems. Inc., Joy Environmental Technologies, Inc., Joy International Sales Corporation, Inc., Joy Power Products, Inc., Joy Technologies Inc. d/b/a Joy Mining Machinery, Joy Technologies Delaware, Inc., JTI UK Holdings, Inc., Mining Services, Inc., MIP Products, Inc., New Ecolaire, Inc., Peabody & Wind Engineering Corporation, P.W.E.C. Inc., RCHH, Inc., RYL, LLC, Smith Machine Works, Inc., SMK Company, South Shore Corporation, and South Shore Development, LLC.

                                   EXHIBIT D

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:                          )
                                )   Chapter 11
THE BELOIT LIQUIDATING TRUST,   )   Case No. 99-2177 (PJW)
                                )   (Jointly Administered)
              Debtors./1/       )
--------------------------------)









________________________

     /1/ The Debtors that constitute the Liquidating Trust are the following entities: Beloit Corporation, Beloit Holdings, Inc., Beloit International Services, Inc., Beloit Iron Works, Inc., Beloit Pulping Group Inc., Beloit Technologies, Inc., BWRC Dutch Holdings, Inc., BWRC, Inc., Fitchburg Corporation, Optical Alignment Systems and Inspection Services, Inc., PEAC, Inc., PEOC, Inc., PMAC, Inc., Princeton Paper Company L.L.C. a/k/a Fitchburg and Rader Resource Recovery, Inc.